Exhibit 99.1

Exhibit 99.1

INTERIM REPORT2014

Sands Macao

May 2004

The Venetian Macao

August 2007

The Plaza Macao

August 2008

Sands Cotai Central

April 2012

The Parisian Macao

2015

Sands china Ltd.

(incorporated in the Cayman Islands with limited liability)

Stock Code: 1928

This interim report is printed on recycled paper using soy ink

FROM FABULOUS RESTAURANTS AND LUXURIOUS HOTEL SUITES TO WORLD-CLASS MICE AND ENTERTAINMENT, COME AND DISCOVER EVERYTHING

SANDS CHINA LTD.

CONTENTS

1. Overview 3

1.1 Financial Highlights 3

2. Management Discussion

5

and Analysis

2.1 Results of Operations 5

2.2 Liquidity and Capital Resources 11

2.3 Capital Expenditures 12

2.4 Capital Commitments 13

2.5 Dividends 13

2.6 Pledge of Fixed Assets 13

2.7 Contingent Liabilities and Risk Factors 14

2.8 Capital Risk Management 14

2.9 Foreign Exchange Risk 15

2.10 Business Review and Prospects 15

3. Corporate Governance 17

3.1 Human Resources 17

3.2 Environment 17

3.3 Corporate Governance Practices 19

3.4 Model Code for Securities Transactions 19

3.5 Board and Board Committees Composition 19

3.6 Disclosure of Directors’ Information pursuant to 21

Rule 13.51B(1) of the Listing Rules

3.7 Audit Committee Review 22

3.8 Interests of Directors and Chief Executives 22

3.9 Interests of Substantial Shareholders 24

3.10 Interests of Any Other Persons 24

3.11 Equity Award Plan 24

3.12 Purchase, Sale or Redemption of 27

the Company’s Listed Shares

4. Condensed Consolidated

28

Financial Statements

4.1 Report on Review of Condensed Consolidated 28

Financial Statements

4.2 Condensed Consolidated Financial Statements 29

4.3 Notes to the Condensed Consolidated 35

Financial Statements

5. Corporate Information 57

6. Contact Us 58

7. Glossary 59

This interim report is prepared in English and Chinese. In case of any inconsistency, please refer to the English version as it shall prevail.

OUR LUXURIOUS HOTEL ROOMS AND SUITES AWAIT YOU.

SANDS CHINA LTD. Interim Report 2014

1. OVERVIEW

1.1 FINANCIAL HIGHLIGHTS

We generated an all-time half year record of US$1,737.4 million (HK$13,467.1 million) of adjusted EBITDA, an increase of 35.7% compared to US$1,280.1 million (HK$9,931.3 million) in the first half of 2013.

Total net revenues for the Group increased 24.7% to US$5,075.3 million (HK$39,340.2 million) in the first half of 2014,

compared to US$4,070.3 million (HK$31,578.2 million) in the first half of 2013.

Profit for the Group increased 45.7% to US$1,370.4 million (HK$10,622.4 million) in the first half of 2014, compared to

US$940.5 million (HK$7,296.6 million) in the first half of 2013.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in our 2013 Annual Report.

Note: The translation of US$ amounts into HK$ amounts has been made at the rate of US$1.00 to HK$7.7513 (six months ended June 30, 2013:

US$1.00 to HK$7.7582) for the purposes of illustration only.

Adjusted EBITDA

(US$Million)

35.7%

34.2% 31.4% $1,737.4

$1,280.1

1H2013 1H2014

Adjusted EBITDA

Adjusted EBITDA as a % of Net Revenues

Net Revenues

(US$Million)

24.7%

$5,075.3

$4,070.3

1H2013 1H2014

Net Revenues

Profit

(US$Million)

45.7%

27.0% 23.1% $1,370.4

$940.5

1H2013 1H2014

Profit

Profit as a % of Net Revenues

SOMETHING

SUMPTUOUS

TO SUIT EVERY TASTE.

SANDS CHINA LTD. Interim Report 2014

2. MANAGEMENT DISCUSSION AND ANALYSIS

2.1 RESULTS OF OPERATIONS

The Board of Directors (the "Board") of Sands China Ltd. ("we" or our "Company") is pleased to present the unaudited consolidated results of the Company and its subsidiaries (the "Group") for the six months ended June 30, 2014 compared to the six months ended June 30, 2013.

Net Revenues

Our net revenues consisted of the following:

	Six months ended June 30,		
	2014	2013	Percent change
	(US$ in millions, except percentages)		
Casino	**4,571.5**	3,650.7	25.2%
Rooms	**164.9**	136.1	21.2%
Mall	**147.9**	119.6	23.7%
Food and beverage	**84.1**	69.2	21.5%
Convention, ferry, retail and other	**106.9**	94.7	12.9%
Total net revenues	**5,075.3**	4,070.3	24.7%

Net revenues were US$5,075.3 million for the six months ended June 30, 2014, an increase of US$1,005.0 million, or 24.7%, compared to US$4,070.3 million for the six months ended June 30, 2013. Net revenues increased in all the segments, mainly driven by market growth as well as an increase in visitation resulting from efforts in marketing and management's focus on driving the high-margin mass market gaming segment, while continuing to provide luxury amenities and high service levels to our VIP and premium players.

Net revenues increased
24.7%
to US$5,075.3 million

Our net casino revenues for the six months ended June 30, 2014 were US$4,571.5 million, an increase of US$920.8 million, or 25.2%, compared to US$3,650.7 million for the six months ended June 30, 2013. The growth was primarily attributable to an increase of US$419.6 million at The Venetian Macao and US$391.5 million at Sands Cotai Central driven by an increase in volume in our mass market segment, as well as a ramp-up in our premium mass segment.

5

2. MANAGEMENT DISCUSSION AND ANALYSIS

The following table summarizes the results of our casino activity:

	Six months ended June 30,		
	2014	2013	Change
	(US$ in millions, except percentages and points)		
The Venetian Macao			
Total net casino revenues	**1,985.2**	1,565.6	26.8%
Non-Rolling Chip drop	**4,645.1**	2,927.7	58.7%
Non-Rolling Chip win percentage	**25.9%**	30.0%	(4.1)pts
Rolling Chip volume	**27,645.2**	23,508.9	17.6%
Rolling Chip win percentage	**3.47%**	3.49%	(0.02)pts
Slot handle	**2,798.3**	2,341.2	19.5%
Slot hold percentage	**5.0%**	5.5%	(0.5)pts
Sands Cotai Central			
Total net casino revenues	**1,445.8**	1,054.3	37.1%
Non-Rolling Chip drop	**3,682.3**	2,263.5	62.7%
Non-Rolling Chip win percentage	**22.2%**	21.8%	0.4pts
Rolling Chip volume	**27,909.7**	27,957.8	(0.2)%
Rolling Chip win percentage	**2.89%**	2.71%	0.18pts
Slot handle	**3,788.1**	2,478.1	52.9%
Slot hold percentage	**3.6%**	3.9%	(0.3)pts
The Plaza Macao			
Total net casino revenues	**534.9**	446.4	19.8%
Non-Rolling Chip drop	**718.6**	296.6	142.3%
Non-Rolling Chip win percentage	**25.1%**	32.3%	(7.2)pts
Rolling Chip volume	**14,841.6**	19,424.4	(23.6)%
Rolling Chip win percentage	**3.42%**	2.58%	0.84pts
Slot handle	**460.2**	366.4	25.6%
Slot hold percentage	**5.1%**	5.6%	(0.5)pts
Sands Macao			
Total net casino revenues	**605.7**	584.4	3.6%
Non-Rolling Chip drop	**2,173.2**	1,586.1	37.0%
Non-Rolling Chip win percentage	**17.7%**	20.7%	(3.0)pts
Rolling Chip volume	**10,032.1**	12,197.2	(17.8)%
Rolling Chip win percentage	**2.87%**	2.69%	0.18pts
Slot handle	**1,635.6**	1,343.7	21.7%
Slot hold percentage	**3.8%**	3.9%	(0.1)pts

Net room revenues for the six months ended June 30, 2014 were US$164.9 million, an increase of US$28.8 million, or 21.2%, compared to US$136.1 million for the six months ended June 30, 2013. Sands Cotai Central and The Venetian Macao continued to experience strong growth in both occupancy and ADR driven by strong demand.

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SANDS CHINA LTD. Interim Report 2014

The following table summarizes our room activity. Information in this table takes into account rooms provided to customers on a complimentary basis.

	Six months ended June 30,		
	2014	2013	Change
	(US$, except percentages and points)		
The Venetian Macao			
Gross room revenues (in millions)	**126.6**	105.5	20.0%
Occupancy rate	**91.7%**	89.5%	2.2pts
Average daily rate	**265**	229	15.7%
Revenue per available room	**243**	205	18.5%
Sands Cotai Central			
Gross room revenues (in millions)	**152.7**	94.2	62.1%
Occupancy rate	**86.9%**	69.0%	17.9pts
Average daily rate	**173**	148	16.9%
Revenue per available room	**150**	102	47.1%
The Plaza Macao			
Gross room revenues (in millions)	**24.7**	19.9	24.1%
Occupancy rate	**86.4%**	81.0%	5.4pts
Average daily rate	**419**	361	16.1%
Revenue per available room	**363**	292	24.3%
Sands Macao			
Gross room revenues (in millions)	**12.8**	12.0	6.7%
Occupancy rate	**97.6%**	94.9%	2.7pts
Average daily rate	**254**	244	4.1%
Revenue per available room	**248**	232	6.9%

Net mall revenues for the six months ended June 30, 2014 were US$147.9 million, an increase of US$28.3 million, or 23.7%, compared to US$119.6 million for the six months ended June 30, 2013. The increase was primarily driven by higher base fees due to contract renewals and replacements, additional stores opened at Shoppes at Venetian, and the opening of the third phase of Shoppes at Cotai Central in June 2014.

Net food and beverage revenues for the six months ended June 30, 2014 were US$84.1 million, an increase of US$14.9 million, or 21.5%, compared to US$69.2 million for the six months ended June 30, 2013. The increase was primarily driven by stronger business volume at most outlets due to increased property visitation.

Net convention, ferry, retail and other revenues for the six months ended June 30, 2014 were US$106.9 million, an increase of US$12.2 million, or 12.9%, compared to US$94.7 million for the six months ended June 30, 2013. The increase was driven by the entertainment segment due to shows with higher popularity, and convention and exhibition revenues from some major groups at Sands Cotai Central and The Venetian Macao.

7

2. MANAGEMENT DISCUSSION AND ANALYSIS

Operating Expenses

Our operating expenses consisted of the following:

	Six months ended June 30,		
	2014	2013	Percent change
	(US$ in millions, except percentages)		
Casino	**2,793.0**	2,290.3	21.9%
Rooms	**36.5**	35.9	1.7%
Mall	**19.8**	17.9	10.6%
Food and beverage	**69.0**	61.8	11.7%
Convention, ferry, retail and other	**105.7**	96.2	9.9%
Provision for doubtful accounts	**24.5**	31.9	(23.2)%
General and administrative	**300.0**	261.5	14.7%
Corporate	**29.3**	33.0	(11.2)%
Pre-opening	**20.3**	7.4	174.3%
Depreciation and amortization	**257.3**	246.3	4.5%
Net foreign exchange (gains)/losses	**(1.2)**	4.7	(125.5)%
Loss on disposal of property and equipment and investment properties	**1.4**	3.0	(53.3)%
Fair value losses on financial assets at fair value through profit or loss	**0.0**	0.1	(100.0)%
Total operating expenses	**3,655.4**	3,090.0	18.3%

Operating expenses were US$3,655.4 million for the six months ended June 30, 2014, an increase of US$565.4 million, or 18.3%, compared to US$3,090.0 million for the six months ended June 30, 2013. The increase in operating expenses was primarily attributed to the corresponding revenue growth at The Venetian Macao and Sands Cotai Central and a new bonus program for manager grade employees and below.

Casino expenses for the six months ended June 30, 2014 were US$2,793.0 million, an increase of US$502.7 million, or 21.9%, compared to US$2,290.3 million for the six months ended June 30, 2013. The increase was primarily due to an increase in total gaming taxes as a result of increased gaming revenues, and increases in payroll and other operating expenses due to higher business volumes.

Room expenses for the six months ended June 30, 2014 were US$36.5 million, an increase of US$0.6 million, or 1.7%, compared to US$35.9 million for the six months ended June 30, 2013. The increase was mainly driven by increases in payroll and other operating expenses as a result of higher room revenues.

Mall expenses for the six months ended June 30, 2014 were US$19.8 million, an increase of US$1.9 million, or 10.6%, compared to US$17.9 million for the six months ended June 30, 2013. The increase was mainly due to increased spending on common area maintenance and enhancement.

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SANDS CHINA LTD. Interim Report 2014

Food and beverage expenses for the six months ended June 30, 2014 were US$69.0 million, an increase of US$7.2 million, or 11.7%, compared to US$61.8 million for the six months ended June 30, 2013. The increase was primarily driven by increases in cost of sales and payroll expenses associated with the increased food and beverage revenues.

Convention, ferry, retail and other expenses for the six months ended June 30, 2014 were US$105.7 million, an increase of US$9.5 million, or 9.9%, compared to US$96.2 million for the six months ended June 30, 2013. The increase was primarily driven by an increase in contract entertainment expenses for hosting shows with higher popularity.

Provision for doubtful accounts expenses were US$24.5 million for the six months ended June 30, 2014, a decrease of US$7.4 million, or 23.2%, compared to US$31.9 million for the six months ended June 30, 2013. The decrease was mainly driven by credit control and the improvement of the overall casino receivables balance.

General and administrative expenses were US$300.0 million for the six months ended June 30, 2014, an increase of US$38.5 million, or 14.7%, compared to US$261.5 million for the six months ended June 30, 2013. The increase was mainly driven by increases in marketing expenses to promote the properties, and increases in payroll expenses to support business expansions.

Corporate expenses were US$29.3 million for the six months ended June 30, 2014, a decrease of US$3.7 million, or 11.2%, compared to US$33.0 million for the six months ended June 30, 2013. The decrease was mainly driven by a decrease in corporate legal expenses.

Pre-opening expenses were US$20.3 million for the six months ended June 30, 2014, an increase of US$12.9 million, or 174.3%, compared to US$7.4 million for the six months ended June 30, 2013. The increase was primarily driven by pre-opening expenses of The Parisian Macao.

Depreciation and amortization expense was US$257.3 million for the six months ended June 30, 2014, an increase of US$11.0 million, or 4.5%, compared to US$246.3 million for the six months ended June 30, 2013, driven by The Venetian Macao and Sands Cotai Central properties, partially offset by a decrease at the other properties due to some assets being fully depreciated.

2. MANAGEMENT DISCUSSION AND ANALYSIS

Adjusted EBITDA[1]

The following table summarizes information related to our segments:

	Six months ended June 30, 2014	2013	Percent change
	(US$ in millions, except percentages)		
The Venetian Macao	**872.9**	709.5	23.0%
Sands Cotai Central	**513.0**	277.0	85.2%
The Plaza Macao	**180.8**	115.2	56.9%
Sands Macao	**173.0**	184.4	(6.2)%
Ferry and other operations	**(2.4)**	(6.1)	60.7%
Total adjusted EBITDA	**1,737.4**	1,280.1	35.7%

Adjusted EBITDA for the six months ended June 30, 2014 was US$1,737.4 million, an increase of US$457.3 million, or 35.7%, compared to US$1,280.1 million for the six months ended June 30, 2013. This performance was driven by revenue increases in all of the business segments, as a result of growth in Non-Rolling Chip win and improvement in operational efficiencies at all properties. The management team continues to focus on operational efficiencies throughout both gaming and non-gaming areas of the business, further improve adjusted EBITDA.

(1) Adjusted EBITDA is profit before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization, net foreign exchange gains/(losses), gain/(loss) on disposal of property and equipment and investment properties, fair value losses on financial assets at fair value through profit or loss, interest, loss on modification or early retirement of debt and income tax expense. Adjusted EBITDA is used by management as the primary measure of operating performance of the Group's properties and to compare the operating performance of the Group's properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of the Group's IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. Adjusted EBITDA as presented by the Group may not be directly comparable to other similarly titled measures presented by other companies.

Interest Expense

The following table summarizes information related to interest expense:

	Six months ended June 30, 2014	2013	Percent change
	(US$ in millions, except percentages)		
Interest and other finance costs	**41.9**	46.7	(10.3)%
Less — capitalized interest	**(3.7)**	(2.7)	37.0%
Interest expense, net	**38.2**	44.0	(13.2)%

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SANDS CHINA LTD. Interim Report 2014

Interest expense, net of amounts capitalized, was US$38.2 million for the six months ended June 30, 2014, compared to US$44.0 million for the six months ended June 30, 2013. The decrease was primarily due to the decrease in interest and other finance costs resulting primarily from a reduced interest rate after the Group amended the 2011 VML Credit Facility in March 2014, as described below.

Profit for the Period

Profit for the six months ended June 30, 2014 was US$1,370.4 million, an increase of US$429.9 million, or 45.7%, compared to US$940.5 million for the six months ended June 30, 2013.

2.2 LIQUIDITY AND CAPITAL RESOURCES

We fund our operations through cash generated from our operations and our debt financing.

In March 2014, we amended our 2011 VML Credit Facility, which extended the maturity of US$2.39 billion in aggregate principal amount of the term loans under the facility to March 31, 2020 (the "Extended 2011 VML Term Facility"), and provided for revolving loan commitments of US$2.0 billion (the "Extended 2011 VML Revolving Facility"). A portion of the revolving proceeds was used to pay down the US$819.7 million in aggregate principal balance of the 2011 VML Term Facility loans that were not extended. Borrowings under the Extended 2011 VML Revolving Facility are being used to fund the development, construction and completion of Sands Cotai Central and The Parisian Macao, and for working capital requirements and general corporate purposes. As at June 30, 2014, the Group had US$1.18 billion of available borrowing capacity under the Extended 2011 VML Revolving Facility.

As at June 30, 2014, we had cash and cash equivalents of US$1.51 billion, which was primarily generated from our operations.

Cash Flows — Summary

Our cash flows consisted of the following:

	Six months ended June 30,	
	2014	2013
	(US$ in millions)	
Net cash generated from operating activities	**1,671.0**	1,361.3
Net cash used in investing activities	**(418.4)**	(236.6)
Net cash used in financing activities	**(2,690.2)**	(1,430.1)
Net decrease in cash and cash equivalents	**(1,437.5)**	(305.5)
Cash and cash equivalents at beginning of period	**2,943.4**	1,948.4
Effect of exchange rate on cash and cash equivalents	**1.9**	(3.9)
Cash and cash equivalents at end of period	**1,507.8**	1,639.0

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2. MANAGEMENT DISCUSSION AND ANALYSIS

Cash Flows — Operating Activities

We derive most of our operating cash flows from our casino, hotel and mall operations. Net cash generated from operating activities for the six months ended June 30, 2014 was US$1,671.0 million, an increase of US$309.7 million, or 22.8%, compared to US$1,361.3 million for the six months ended June 30, 2013. The increase in net cash generated from operating activities was primarily due to the increase in our operating results.

Cash Flows — Investing Activities

Net cash used in investing activities for the six months ended June 30, 2014 was US$418.4 million, and was primarily attributable to capital expenditures for development projects as well as maintenance spending. Capital expenditures for the six months ended June 30, 2014, totaled US$428.0 million, including US$346.1 million for construction activities at Sands Cotai Central and The Parisian Macao and US$81.9 million for our operations, mainly at The Venetian Macao, The Plaza Macao and Sands Macao.

Cash Flows — Financing Activities

For the six months ended June 30, 2014, net cash used in financing activities was US$2,690.2 million, which was primarily attributable to US$2,600.9 million in dividend payments.

2.3 CAPITAL EXPENDITURES

Capital expenditures were used primarily for new projects and to renovate, upgrade and maintain existing properties. Set forth below is historical information on our capital expenditures, excluding capitalized interest and construction payables:

	Six months ended June 30,	
	2014	2013
	(US$ in millions)	
The Venetian Macao	**44.2**	44.2
Sands Cotai Central	**156.5**	123.4
The Plaza Macao	**21.9**	5.7
Sands Macao	**14.8**	9.7
Ferry and other operations	**1.1**	0.2
The Parisian Macao	**189.6**	58.5
Total capital expenditures	**428.0**	241.7

Our capital expenditure plans are significant. In April 2012, September 2012 and January 2013, we opened the Conrad and Holiday Inn tower, the first Sheraton tower and the second Sheraton tower, respectively, of Sands Cotai Central, which is part of our Cotai Strip development. We have begun construction activities on the remaining phase of the project, which will include a fourth hotel and mixed-use tower, located on parcel 5, under the St. Regis brand. The total cost to complete the remaining phase of the project is expected to be approximately US$700 million.

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SANDS CHINA LTD. Interim Report 2014

We have commenced construction activities on The Parisian Macao, our integrated resort development on Parcel 3, but stopped in June 2014, pending receipt of certain government approvals, which management has been informed are scheduled to be issued in October 2014. In the meantime, the Company is working to accelerate the permit approval process and, as with projects of this nature, will continue to analyze options for both a full and phased opening of the facility in 2015. We have capitalized costs of US$595.9 million, including land, as at June 30, 2014. The Parisian Macao is targeted to open in late 2015 and we expect the cost to design, develop and construct The Parisian Macao will be approximately US$2.7 billion, inclusive of land premium payments.

These investment plans are preliminary and subject to change based upon the execution of our business plan, the progress of our capital projects, market conditions and the outlook on future business conditions.

2.4 CAPITAL COMMITMENTS

Future commitments for property and equipment that are not recorded in the financial statements herein are as follows:

	June 30, 2014	December 31, 2013
	(US$ in millions)	
Contracted but not provided for	**1,836.5**	1,227.4
Authorized but not contracted for	**1,693.3**	2,031.3
Total capital commitments	**3,529.7**	3,258.7

2.5 DIVIDENDS

On February 26, 2014, the Company paid an interim dividend of HK$0.87 (equivalent to US$0.112) per share and a special dividend of HK$0.77 (equivalent to US$0.099) per share for the year ended December 31, 2013, amounting in aggregate to HK$13.23 billion (equivalent to US$1.71 billion), to Shareholders of record on February 14, 2014.

On May 30, 2014, the Shareholders approved a final dividend of HK$0.86 (equivalent to US$0.111) per share for the year ended December 31, 2013 to Shareholders of record on June 9, 2014. This final dividend, amounting in aggregate to HK$6.94 billion (equivalent to US$894.4 million), was paid on June 30, 2014.

The Board does not recommend the payment of an interim dividend for the six months ended June 30, 2014.

2.6 PLEDGE OF FIXED ASSETS

We have pledged a substantial portion of our fixed assets to secure our loan facilities. As at June 30, 2014, we have pledged leasehold interests in land; buildings; building, land and leasehold improvements; furniture, fittings and equipment; construction in progress; and vehicles with an aggregate net book value of approximately US$7.60 billion (December 31, 2013: US$7.04 billion).

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2. MANAGEMENT DISCUSSION AND ANALYSIS

2.7 CONTINGENT LIABILITIES AND RISK FACTORS

The Group has contingent liabilities arising in the ordinary course of business. Management has made estimates for potential litigation costs based upon consultation with legal counsel. Actual results could differ from these estimates; however, in the opinion of management, such litigation and claims will not have a material adverse effect on our financial condition, results of operations or cash flows.

Under the land concession for The Parisian Macao, we are required to complete the development by April 2016. The land concession for Sands Cotai Central contains a similar requirement, which was extended by the Macao Government in April 2014, that the development be completed by December 2016. Should we determine that we are unable to complete The Parisian Macao or Sands Cotai Central by their respective deadlines, we would expect to apply for another extension from the Macao Government. If we are unable to meet the current deadlines and the deadlines for either development are not extended, we could lose our land concessions for The Parisian Macao or Sands Cotai Central, which would prohibit us from operating any facilities developed under the respective land concessions. As a result, the Group could record a charge for all or some portion of the US$595.9 million or US$4.37 billion in capitalized construction costs including land, as at June 30, 2014, related to The Parisian Macao and Sands Cotai Central, respectively.

2.8 CAPITAL RISK MANAGEMENT

The Group's primary objective when managing capital is to safeguard the Group's ability to continue as a going concern in order to provide returns for Shareholders and benefits for other stakeholders, by pricing products and services commensurately with the level of risk.

The capital structure of the Group consists of debt, which includes borrowings (including current and non-current borrowings as shown in note 15 to the condensed consolidated financial statements), cash and cash equivalents, and equity attributable to Shareholders, comprising issued share capital and reserves.

The Group actively and regularly reviews and manages its capital structure to maintain the net debt-to-capital ratio (gearing ratio) at an appropriate level based on its assessment of the current risk and circumstances. This ratio is calculated as net debt divided by total capital. Net debt is calculated as interest bearing borrowings, net of deferred financing costs, less cash and cash equivalents and restricted cash and cash equivalents. Total capital is calculated as equity, as shown in the consolidated balance sheet, plus net debt.

	June 30, 2014	December 31, 2013
	(US$ in millions, except percentages)	
Interest bearing borrowings, net of deferred financing costs	**3,107.7**	3,139.6
Less: cash and cash equivalents	**(1,507.8)**	(2,943.4)
restricted cash and cash equivalents	**(6.3)**	(5.7)
Net debt	**1,593.7**	190.5
Total equity	**5,242.2**	6,449.9
Total capital	**6,835.9**	6,640.4
Gearing ratio	**23.3%**	2.9%

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SANDS CHINA LTD. Interim Report 2014

The increase in the gearing ratio during the six months ended June 30, 2014 was primarily due to dividend payments of US$2.60 billion.

2.9 FOREIGN EXCHANGE RISK

The Group’s foreign currency transactions are mainly denominated in US$. The majority of assets and liabilities are denominated in US$, HK$ and MOP. The Group is subject to foreign exchange rate risk arising from future commercial transactions and recognized assets and liabilities that are denominated in a currency other than MOP, which is the functional currency of major operating companies within the Group. The Group currently does not have a foreign currency hedging policy.

2.10 BUSINESS REVIEW AND PROSPECTS

Our business strategy is to continue to successfully execute our Cotai Strip developments and to leverage our integrated resort business model to create Asia’s premier gaming, leisure and convention destination. The Company continues to execute on the strategies outlined in our 2013 Annual Report. These strategies have proven to be successful in the first half of 2014 and we are confident they will continue to be successful into the future.

Sands Cotai Central

Sands Cotai Central is located across the street from The Venetian Macao and The Plaza Macao. It is our largest integrated resort on Cotai. Sands Cotai Central consists of three hotel towers including 636 five-star rooms and suites under the Conrad brand, 1,224 four-star rooms and suites under the Holiday Inn brand and 3,863 rooms and suites under the Sheraton brand. In April 2012, we opened the Conrad and Holiday Inn tower, a variety of retail offerings, approximately 350,000 square feet of meeting space, several food and beverage establishments, along with the Himalaya casino and VIP gaming areas. In September 2012, we opened the first Sheraton tower featuring 1,796 rooms and suites, the Pacifica casino and additional retail, entertainment, dining and meeting facilities. In January 2013, we opened the second Sheraton tower featuring an additional 2,067 rooms and suites.

We have begun construction activities on the remaining phase of the project, which will include a fourth hotel and mixed-use tower, located on parcel 5, under the St. Regis brand. The total cost to complete the remaining phase of the project is expected to be approximately US$700 million.

The Parisian Macao

The Parisian Macao, which is currently expected to open in late 2015, is intended to include a gaming area (to be operated under our gaming subconcession), a hotel with over 3,000 rooms and suites and retail, entertainment, dining and meeting facilities. We expect the cost to design, develop and construct The Parisian Macao to be approximately US$2.7 billion, inclusive of land premium payments. We have commenced construction activities, but stopped in June 2014, pending receipt of certain government approvals, which management has been informed are scheduled to be issued in October 2014. In the meantime, the Company is working to accelerate the permit approval process and, as with projects of this nature, will continue to analyze options for both a full and phased opening of the facility in 2015. We have capitalized construction costs of US$595.9 million for The Parisian Macao, including land, as at June 30, 2014.

BE IMMERSED IN

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SANDS CHINA LTD. Interim Report 2014

3. CORPORATE

GOVERNANCE

3.1 HUMAN RESOURCES

As at June 30, 2014, our Team Member profile was as follows:

Number of Full-time Team Members: Average Age: Gender Ratio:

Total Number of Nationalities:

Number of Team Members of Hotel Partners: Number of Full-time Team Members:

Total Number of Team Members:

25,884

38

Male 48%

Female 52%

58

2,259

25,884

28,143

Sands China Ltd. announced at the beginning of July 2014 that a special reward will be paid to full-time manager grade and below Team Members. The reward is equivalent to one month’s salary and will be paid every July together with the Team Members’ salary until 2017. There have been no other material changes to the information disclosed in the 2013 Annual Report regarding remuneration of Team Members, remuneration policies, and Team Members’ development.

3.2 ENVIRONMENT

We recognize the impact our business has on the environment and we continue to strive to achieve the goals we have set ourselves in the areas of resource conservation and reducing our environmental foot print. We encourage and are grateful to those Shareholders who have elected to receive our annual and interim reports via electronic means, thereby reducing the need to print hard copies of our reports. Should you wish to start receiving an electronic copy of our annual and interim reports, please refer to page 58 of this report for more information.

To minimize the impact on our environment, this 2014 Interim Report is printed on recycled paper using soy ink.

More information about Sands ECO360o Global Sustainability Strategy and the Environmental Reports published by Las Vegas Sands Corp. covering its global properties is available at http://www.sands.com/sands-eco-360/our-vision.html.

THE ENVIRONMENTALLY RESPONSIBLE choice for green meetings worldwide



17.5M

kWh of Energy was saved by installing LED and other energy efficient lights, and through optimization of cooling and heating systems

37

The number of Olympic-sized swimming pools of water were saved in 2013 through water flow controllers, low-flow shower heads and an automatic irrigation system

GREEN HOTEL AWARDS

- The Venetian Macao received a Macao Green Hotel Gold Award in 2012 and the Green IIFA Award
- Sands Macao received a Macao Green Hotel Silver Award in 2012
- Conrad Macao has received awards for World's Leading Green Hotel, Asia's Leading Green Hotel and Best Green Hotel

100

Number of recycling points at the Sands China facilities are used for collection and separation of recyclable materials. Glass recycling, a food waste digester and wood chipping facilitates improved waste diversion

EURO V & EURO IV

Emission standards were followed for the shuttle buses in order to reduce air pollution. An electric Bus was tried as a Team Member Shuttle in Nov and Dec 2013

CONTRIBUTION TO COMMUNITY

- 59 Community activities including 9 green action events in 2013
- Sands China Green Fund supported 6 green action activities in 2013 held by Macau Ecological Society
- Sands China Green Fund granted scholarships to 6 students in the 2012-2013 academic year

85%

Portion of our suite lighting and other operational areas that use the latest LED and other energy saving technologies

EARTH HOUR

- Earth Hour Every Month implemented at Sands China properties
- 15 hotels in Macao have taken our 'I Will If You Will Challenge' to join Earth Hour Every Month

EarthCheck

The Venetian Macao received a Bronze Benchmarked certification in 2014

Sands ECO 360° GLOBAL SUSTAINABILITY

金沙中國 Sands China ltd.

SANDS CHINA LTD. Interim Report 2014

3.3 CORPORATE GOVERNANCE PRACTICES

Good corporate governance underpins the creation of Shareholder value and maintaining the highest standards of corporate governance is a core responsibility of the Board. An effective system of corporate governance requires that our Board approves strategic direction, monitors performance, oversees effective risk management and leads the creation of the right culture across the organization. It also gives our investors confidence that we are exercising our stewardship responsibilities with due skill and care.

To ensure that we adhere to high standards of corporate governance, we have developed our own corporate governance principles and guidelines that set out how corporate governance operates in practice within the Company. This is based on the policies, principles and practices set out in the Corporate Governance Code (the “Code”) contained in Appendix 14 of the Listing Rules and draws on other best practices.

The Board is of the view that throughout the six months ended June 30, 2014, save as disclosed below, the Company fully complied with all the code provisions and certain recommended best practices set out in the Code.

Code Provision E.1.2

Under code provision E.1.2 of the Code, the Chairman of the Board should attend the annual general meeting of the Company. The Chairman of the Board was absent from the Company’s annual general meeting held on May 30, 2014 due to other business commitments.

3.4 MODEL CODE FOR SECURITIES TRANSACTIONS

The Company has developed its own securities trading code for securities transactions (the “Company Code”) by the Directors and relevant employees who are likely to be in possession of unpublished inside information of the Company on terms no less exacting than the Model Code for Securities Transactions by Directors of Listed Issuers as set out in Appendix 10 of the Listing Rules (the “Model Code”). Following specific enquiry by the Company, all Directors have confirmed that they have complied with the Company Code and, therefore, with the Model Code throughout the six months ended June 30, 2014 and to the date of this Interim Report.

3.5 BOARD AND BOARD COMMITTEES COMPOSITION

Mr. Jeffrey Howard Schwartz resigned as a Non-Executive Director of the Company with effect from May 30, 2014. Mr. Irwin Abe Siegel and Mr. Lau Wong William did not offer themselves for re-election as Non-Executive Directors of the Company at the annual general meeting of the Company on May 30, 2014.

Mr. Charles Daniel Forman and Mr. Robert Glen Goldstein were elected as Non-Executive Directors of the Company at the annual general meeting held on May 30, 2014.

3. CORPORATE

GOVERNANCE

The Directors of the Company as at the date of this Interim Report are:

Executive Directors

Edward Matthew Tracy

Toh Hup Hock

Non-Executive Directors

Sheldon Gary Adelson

Michael Alan Leven

Charles Daniel Forman

Robert Glen Goldstein

Independent Non-Executive Directors

Iain Ferguson Bruce

Chiang Yun

David Muir Turnbull

Victor Patrick Hoog Antink

Steven Zygmunt Strasser

Alternate Director

David Alec Andrew Fleming

Title

President and Chief Executive Officer

Executive Vice President and Chief

Financial Officer

Chairman of the Board

General Counsel, Company Secretary and

alternate director to Michael Alan Leven

Note

Appointed July 27, 2011

Appointed June 30, 2010

Appointed August 18, 2009

Redesignated July 27, 2011

Elected May 30, 2014

Elected May 30, 2014

Appointed October 14, 2009

Appointed October 14, 2009

Appointed October 14, 2009

Appointed December 7, 2012

Elected May 31, 2013

Appointed March 1, 2011

SANDS CHINA LTD. Interim Report 2014

The Board has established four committees, being the Audit Committee, the Remuneration Committee, the Nomination Committee and the Sands China Capital Expenditure Committee. The table below details the membership and composition of each of the four committees.

Director	Audit Committee	Remuneration Committee	Nomination Committee	Sands China Capital Expenditure Committee
Sheldon Gary Adelson	—	—	Chairman	—
Edward Matthew Tracy	—	—	—	Member
Toh Hup Hock	—	—	—	—
Michael Alan Leven	—	—	—	Chairman
Charles Daniel Forman	—	—	—	—
Robert Glen Goldstein	—	—	—	—
Iain Ferguson Bruce	Member	Member	Member	—
Chiang Yun	Member	—	—	—
David Muir Turnbull	—	Chairman	Member	—
Victor Patrick Hoog Antink	Chairman	Member	—	Member
Steven Zygmunt Strasser	Member	Member	—	—

3.6 DISCLOSURE OF DIRECTORS' INFORMATION PURSUANT TO RULE 13.51B(1) OF THE LISTING RULES

Renewal of Appointment Letter

On May 5, 2014, the Board approved the renewal of appointment letter of Mr. Edward Matthew Tracy as Executive Director for a term of three years commencing from July 27, 2014.

Other Major Appointment

On May 23, 2014, Ms. Chiang Yun, an Independent Non-Executive Director of the Company, was redesignated from a Non-Executive Director to an Independent Non-Executive Director of Goodbaby International Holdings Limited, listed on the Hong Kong Stock Exchange (stock code: 1086).

On April 1, 2014, Mr. Victor Patrick Hoog Antink, an Independent Non-Executive Director of the Company, was redesignated from a Chairman to a Director of Property Industry Foundation.

Change in Composition of the Audit Committee and the Remuneration Committee

On June 26, 2014, Mr. Victor Patrick Hoog Antink, an Independent Non-Executive Director of the Company, was appointed to replace Mr. Iain Ferguson Bruce, an Independent Non-Executive Director of the Company, as Chairman of the Audit Committee of the Company. Mr. Iain Ferguson Bruce continues to act as a member of the Audit Committee.

On June 26, 2014, Mr. Steven Zygmunt Strasser, an Independent Non-Executive Director of the Company, was appointed as a member of the Audit Committee and the Remuneration Committee of the Company.

21

3. **CORPORATE** GOVERNANCE

3.7 AUDIT COMMITTEE REVIEW

The Audit Committee has reviewed the accounting policies adopted by the Group and the unaudited condensed consolidated financial statements for the six months ended June 30, 2014. All of the Audit Committee members are Independent Non-Executive Directors, with Mr. Victor Patrick Hoog Antink (Chairman of the Audit Committee) and Mr. Iain Ferguson Bruce possessing the appropriate professional qualifications and accounting and related financial management expertise.

3.8 INTERESTS OF DIRECTORS AND CHIEF EXECUTIVES

The interests of each of the Directors and Chief Executives in the shares, underlying shares and debentures of the Company and any of the Company's associated corporations (within the meaning of Part XV of the SFO) as at June 30, 2014, as recorded in the register required to be kept under Section 352 of Part XV of the SFO or as otherwise notified to the Company and the Stock Exchange pursuant to the Model Code, are set out in the table and explanatory notes below:

Name of Director	Company	Nature of interest	Number of Shares	Approximate percentage of shareholding interest
Sheldon Gary Adelson	Company	Interest in a controlled corporation	5,657,814,885(L)	70.15%
Toh Hup Hock	Company	Beneficial owner	981,200(L)[3]	0.01%
David Alec Andrew Fleming (Alternate Director to Michael Alan Leven)	Company	Beneficial owner	1,044,900(L)[5]	0.01%
Edward Matthew Tracy	Company	Beneficial owner	1,000,000(L)[6]	0.01%

Name of Director	Associated corporation	Nature of interest	Number of securities	Approximate percentage of shareholding interest
Sheldon Gary Adelson	LVS	Beneficial owner	66,029,461(L)[1]	8.19%
		Family Interest	341,771,319(L)[2]	42.39%
Toh Hup Hock	LVS	Beneficial owner	60,000(L)[3]	0.01%
Michael Alan Leven	LVS	Beneficial owner	1,036,751(L)[4]	0.13%
Edward Matthew Tracy	LVS	Beneficial owner	78(L)[6]	0.00%
Charles Daniel Forman	LVS	Beneficial owner	214,483(L)[7]	0.03%
Robert Glen Goldstein	LVS	Beneficial owner	861,017(L)[8]	0.11%

The letter "L" denotes the person's long position in such securities.

Notes:

(1) This amount includes (a) 65,845,040 shares of LVS's common stock (see note 9), (b) 47,734 unvested shares of LVS's restricted stock, and (c) 136,687 unvested options to purchase 136,687 shares in LVS's common stock. Mr. Adelson and his wife together are entitled to control the exercise of one-third or more of the voting power at stockholders' meetings of LVS. LVS's interests in our Company are set out in the below paragraph "Interests of Substantial Shareholders".

22

SANDS CHINA LTD. Interim Report 2014

(2) This amount includes (a) 85,973,066 shares of LVS’s common stock held by Dr. Miriam Adelson, (b) 220,674,894 shares of LVS’s common stock held by trusts for the benefit of Dr. Adelson and her family members over which Dr. Adelson, as trustee, retains sole voting control, (c) 20,330,587 shares of LVS’s common stock held by a trust for the benefit of Dr. Adelson and her family members over which Dr. Adelson, as trustee, retains sole dispositive control, (d) 2,226,062 shares of LVS’s common stock held by trusts or custodial accounts for the benefit of Dr. Adelson’s family members over which Dr. Adelson, as trustee or in another fiduciary capacity, retains sole voting and dispositive control, and (e) 12,566,710 shares of LVS’s common stock held by Adfam Investment Company LLC over which Dr. Adelson, as co-manager, shares voting and dispositive control with Mr. Adelson.

(3) These amounts include (a) 538,000 shares of the Company, (b) 443,200 unvested restricted share units of the Company, and (c) 60,000 options to purchase 60,000 shares of LVS’s common stock, all of which are vested and exercisable.

(4) This amount includes (a) 726,751 shares of LVS’s common stock (see note 9), of which 207,565 shares are held by a corporation which Mr. Leven controls one-third or more of the voting power at its general meetings, or the corporation or its directors are accustomed to act in accordance with his directions, (b) 100,000 unvested LVS’s restricted stock, (c) 200,000 unvested LVS’s restricted stock units, and (d) 10,000 options to purchase 10,000 shares in LVS’s common stock, all of which are vested and exercisable.

(5) This amount includes (a) 400 shares of the Company, (b) 432,000 unvested restricted share units of the Company, and (c) 612,500 options to purchase 612,500 shares of the Company, of which 320,000 options are vested and exercisable.

(6) These amounts include (a) 1,000,000 unvested restricted share units of the Company, and (b) 78 shares of LVS’s common stock.

(7) This amount includes (a) 171,134 shares of LVS’s common stock (see note 9), and (b) 43,349 options to purchase 43,349 shares in LVS’s common stock, all of which are vested and exercisable.

(8) This amount includes (a) 75,000 shares of LVS’s common stock (see note 9), (b) 300,000 unvested LVS’s restricted stock, and (c) 486,017 options to purchase 486,017 shares in LVS’s common stock, all of which are vested and exercisable.

(9) In the annual and interim reports of the Company published prior to 2012, the Company has disclosed LVS’s common stock and LVS’s vested restricted stock separately. From the 2012 interim report onwards, the total number of LVS’s common stock includes the number of vested LVS’s restricted stock and LVS’s common stock.

None of the Directors or the Chief Executives had short positions in respect of shares, underlying shares and debentures of the Company and its associated corporations (within the meaning of Part XV of the SFO) as at June 30, 2014.

Save as disclosed above, so far as was known to the Directors, as at June 30, 2014, none of the Directors or the Chief Executives of the Company had, pursuant to Divisions 7 and 8 of Part XV of the SFO, nor were they taken or deemed to have under such provisions of the SFO, any interest or short position in any shares or underlying shares or interest in debentures of the Company or any of its associated corporations (within the meaning of Part XV of the SFO) that were required to be notified to the Company and the Stock Exchange, or any interests that were required, pursuant to Section 352 of the SFO, to be entered into the register referred to therein, or any interests that were required, pursuant to the Model Code, to be notified to the Company and the Stock Exchange.

As at June 30, 2014, save as disclosed above, none of the Directors nor the Chief Executives of the Company (including their spouses and children under 18 years of age) had any interest in, or had been granted, or exercised, any rights to subscribe for Shares (or warrants or debentures, if applicable) of the Company and its associated corporations (within the meaning of Part XV of the SFO).

3. **CORPORATE** GOVERNANCE

3.9 INTERESTS OF SUBSTANTIAL SHAREHOLDERS

The interests of substantial Shareholders in the shares and underlying shares of the Company as at June 30, 2014, as recorded in the register required to be kept under Section 336 of Part XV of the SFO or as the Company is aware, are set out in the table below.

The Company had been notified of the following substantial Shareholders' interests in the shares of the Company as at June 30, 2014:

Name of substantial Shareholder	Capacity/Nature of interest	Number of Shares	% of issued share capital
Sheldon Gary Adelson	Interest in a controlled corporation	5,657,814,885(L)	70.15%
Las Vegas Sands Corp.	Interest in a controlled corporation	5,657,814,885(L)	70.15%
Las Vegas Sands, LLC	Interest in a controlled corporation	5,657,814,885(L)	70.15%
Venetian Casino Resort, LLC	Interest in a controlled corporation	5,657,814,885(L)	70.15%
LVS (Nevada) International Holdings, Inc.	Interest in a controlled corporation	5,657,814,885(L)	70.15%
LVS Dutch Finance CV	Interest in a controlled corporation	5,657,814,885(L)	70.15%
LVS Dutch Holding BV	Interest in a controlled corporation	5,657,814,885(L)	70.15%
Sands IP Asset Management BV	Interest in a controlled corporation	5,657,814,885(L)	70.15%
Venetian Venture Development Intermediate II	Beneficial owner	5,657,814,885(L)	70.15%

The letter "L" denotes the person's long position in such securities.

As at June 30, 2014, the Company had not been notified of any short positions being held by any substantial Shareholder in the shares or underlying shares of the Company.

3.10 INTERESTS OF ANY OTHER PERSONS

Save as disclosed above, as at June 30, 2014, the Company had not been notified of any persons who had interests or short positions in the shares or underlying shares of the Company, as recorded in the register required to be kept under Section 336 of Part XV of the SFO.

3.11 EQUITY AWARD PLAN

On November 8, 2009, our Company adopted an Equity Award Plan for the purpose of attracting able persons to enter and remain in the employment of our Group. The Equity Award Plan also provides a means whereby employees, Directors and consultants of our Group can acquire and maintain Share ownership, thereby strengthening their commitment to the welfare of our Group and promoting an identity of interest between Shareholders and these persons.

Share Options

As at June 30, 2014, 58,663,291 options to purchase shares in the Company had been granted under the Equity Award Plan of which 17,988,261 options had been exercised and 16,114,884 options had lapsed.

24

SANDS CHINA LTD. Interim Report 2014

Details of the grant of share options and a summary of movements of the outstanding share options during the period under the Equity Award Plan were as follows:

Options to Subscribe for Ordinary Shares Granted under the Company's Equity Award Plan

						Number of options						
Directors & eligible employees	Date granted	Options granted	Exercise price per share HK$	Closing price of shares immediately before the date of grant HK$	Exercise period	outstanding as at January 1, 2014	granted during the period	vested during the period	lapsed during the period	exercised during the period	outstanding as at June 30, 2014	Weighted average closing price of shares immediately before the dates on which options were exercised HK$
Toh Hup Hock	March 31, 2010	1,000,000	11.63	12.10	March 31, 2011–March 30, 2020	250,000	—	250,000	—	250,000	—	53.37
David Alec Andrew Fleming	November 1, 2010	910,000	16.33	16.84	November 1, 2011–October 31, 2020	682,500	—	—	—	200,000	482,500	57.80
	September 1, 2011	130,000	23.28	24.20	September 1, 2012–August 31, 2021	130,000	—	—	—	—	130,000	—
Other eligible employees	March 31, 2010	16,876,100	11.63	12.10	March 31, 2011–March 30, 2020	2,920,425	—	1,834,375	—	874,675	2,045,750	56.78
	July 6, 2010	330,000	10.70	11.08	July 6, 2011–July 5, 2020	41,250	—	—	—	—	41,250	—
	September 30, 2010	2,672,500	13.23	14.32	September 30, 2011–September 29, 2020	600,725	—	—	—	—	600,725	—
	January 17, 2011	2,746,300	18.57	19.14	January 17, 2012–January 16, 2021	945,450	—	441,200	—	328,425	617,025	59.92
	May 11, 2011	2,530,591	21.73	21.40	May 11, 2012–May 10, 2021	889,471	—	389,148	—	181,475	707,996	54.56
	August 30, 2011	1,584,400	22.48	22.80	August 30, 2012–August 29, 2021	623,325	—	—	—	64,875	558,450	63.48
	November 24, 2011	2,671,000	20.23	20.95	November 24, 2012–November 23, 2021	1,277,325	—	—	—	112,875	1,164,450	62.34
	March 5, 2012	1,434,500	28.23	29.25	March 5, 2013–March 4, 2022	800,175	—	248,925	97,500	221,075	481,600	59.63
	May 14, 2012	1,787,100	28.14	28.90	May 14, 2013–May 13, 2022	1,256,400	—	381,775	—	117,000	1,139,400	56.50
	August 31, 2012	1,538,100	26.82	27.50	August 31, 2013–August 30, 2022	1,366,100	—	—	—	—	1,366,100	—
	September 17, 2012	845,000	28.43	28.50	September 17, 2013–September 16, 2022	390,000	—	—	—	—	390,000	—
	November 22, 2012	585,100	31.48	31.65	November 22, 2013–November 21, 2022	585,100	—	—	—	—	585,100	—
	December 24, 2012	312,000	33.28	34.05	December 24, 2013–December 23, 2022	312,000	—	—	—	—	312,000	—
	February 15, 2013	1,486,800	36.73	36.50	February 15, 2014–February 14, 2023	1,486,800	—	371,700	—	146,600	1,340,200	58.91
	May 16, 2013	1,241,900	40.26	40.45	May 16, 2014–May 15, 2023	1,241,900	—	310,475	—	162,500	1,079,400	53.85
	September 18, 2013	1,058,500	46.78	47.65	September 18, 2014–September 17, 2023	1,058,500	—	—	234,000	—	824,500	—
	November 13, 2013	749,600	53.95	54.70	November 13, 2014–November 12, 2023	749,600	—	—	244,700	—	504,900	—
	February 24, 2014	2,602,300	59.35	58.90	February 24, 2015–February 23, 2024	—	2,602,300	—	—	—	2,602,300	—
	March 18, 2014	3,238,800	62.94	62.25	March 18, 2015–March 17, 2024	—	3,238,800	—	—	—	3,238,800	—
	May 21, 2014	2,723,800	57.75	57.40	May 21, 2015–May 20, 2024	—	2,723,800	—	—	—	2,723,800	—
	June 18, 2014	1,071,400	53.64	53.10	June 18, 2015–June 17, 2024	—	1,071,400	—	—	—	1,071,400	—
	June 23, 2014	552,500	54.20	54.60	June 23, 2015–June 22, 2024	—	552,500	—	—	—	552,500	—

25

3. CORPORATE

GOVERNANCE

Notes:

1. The exercise price of the share options is determined upon the offer of grant of the options and which should not be less than the higher of (a) the closing price per share of the Company on the date of offer of such options, which must be a business day; (b) the average closing price per share of the Company for the five business days immediately preceding the date of offer of such options; and (c) the nominal value per share of the Company.

2. The proportion of underlying shares in respect of which the above outstanding share options will vest is as follows:

Proportion of underlying shares in respect of which the above outstanding share options will vest is as follows:

Before the first anniversary of the date of grant of the option (the “Offer Anniversary”) From the first Offer Anniversary to the date immediately before the second Offer Anniversary From the second Offer Anniversary to the date immediately before the third Offer Anniversary From the third Offer Anniversary to the date immediately before the fourth Offer Anniversary From the fourth Offer Anniversary and thereafter

None

One-quarter

Two-quarters

Three-quarters

All

3. On January 24, 2014, the Board declared a Special Dividend of HK$0.77 per share (the “Special Dividend”) payable to Shareholders of the Company whose names appeared on the register of members of the Company on February 14, 2014. Pursuant to the Equity Award Plan, as a result of the Special Dividend, an equitable adjustment of the exercise price of the outstanding share options granted under the Equity Award Plan as at February 14, 2014 was made.

When the options are forfeited after the vesting date or are still not exercised at the expiry date, the amount previously recognized in share-based compensation reserve will be transferred to retained earnings.

The Company estimates the fair value of options granted using the Black-Scholes option-pricing model. The weighted average fair value of options granted during the six months ended June 30, 2014, measured as at the date of grant, was approximately US$3.52.

Significant estimates and assumptions are required to be made in determining the parameters for applying the Black-Scholes option-pricing model, including estimates and assumptions regarding the risk-free rate of return, expected dividend yield and volatility of the underlying shares and the expected life of the options. These estimates and assumptions could have a material effect on the determination of the fair value of the share options and the amount of such equity awards expected to vest, which may in turn significantly impact the determination of the share-based compensation expense. The following assumptions were used to derive the fair values of options granted during the six months ended June 30, 2014:

Weighted average volatility Expected term (in years) Risk-free rate Expected dividends

65.5%

6.3

1.3%

3.0%

SANDS CHINA LTD. Interim Report 2014

Restricted Share Units

As at June 30, 2014, 2,797,600 restricted share units had been granted under the Equity Award Plan, none of which had vested or lapsed.

Save as disclosed herein, no options, restricted share units or any other share-based awards were granted under the Equity Award Plan or any share option scheme of the Group as at June 30, 2014 and no options, restricted share units or any other share-based awards were cancelled during the period.

3.12 PURCHASE, SALE OR REDEMPTION OF THE COMPANY’S LISTED SHARES

Neither the Company, nor any of its subsidiaries purchased, sold or redeemed any of the listed shares of the Company during the six months ended June 30, 2014.

4.1 REPORT ON REVIEW OF CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

TO THE BOARD OF DIRECTORS OF SANDS CHINA LTD.

(Incorporated in the Cayman Islands with limited liability)

INTRODUCTION

We have reviewed the condensed consolidated financial statements of Sands China Ltd. (the “Company”) and its subsidiaries (collectively referred to as the “Group”) set out on pages 29 to 56, which comprises the consolidated balance sheet as at June 30, 2014 and the related consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity and condensed consolidated statement of cash flows for the six-month period then ended, and certain explanatory notes. The Main Board Listing Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited require the preparation of a report on interim financial information to be in compliance with the relevant provisions thereof and International Accounting Standard 34 Interim Financial Reporting (“IAS 34”). The directors of the Company are responsible for the preparation and presentation of these condensed consolidated financial statements in accordance with IAS 34. Our responsibility is to express a conclusion on these condensed consolidated financial statements based on our review, and to report our conclusion solely to you, as a body, in accordance with our agreed terms of engagement, and for no other purpose. We do not assume responsibility towards or accept liability to any other person for the contents of this report.

SCOPE OF REVIEW

We conducted our review in accordance with International Standard on Review Engagements 2410 “Review of Interim Financial Information Performed by the Independent Auditor of the Entity”. A review of these condensed consolidated financial statements consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with International Standards on Auditing and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

CONCLUSION

Based on our review, nothing has come to our attention that causes us to believe that the condensed consolidated financial statements are not prepared, in all material respects, in accordance with IAS 34.

Deloitte Touche Tohmatsu

Certified Public Accountants

Hong Kong August 15, 2014

SANDS CHINA LTD. Interim Report 2014

4.2 CONSOLIDATED INCOME STATEMENT

	Note	Six months ended June 30, 2014	2013
		US$'000, except per share data (Unaudited)	
Net revenues	5	**5,075,255**	4,070,271
Gaming tax		**(2,169,447)**	(1,777,301)
Employee benefit expenses		**(529,555)**	(440,988)
Depreciation and amortization		**(257,250)**	(246,276)
Gaming promoter/agency commissions		**(183,949)**	(178,766)
Inventories consumed		**(49,932)**	(40,610)
Other expenses and losses	6	**(465,309)**	(406,105)
Operating profit		**1,419,813**	980,225
Interest income		**9,489**	5,230
Interest expense, net of amounts capitalized	7	**(38,193)**	(44,011)
Loss on modification or early retirement of debt	15	**(17,964)**	—
Profit before income tax		**1,373,145**	941,444
Income tax expense	8	**(2,729)**	(949)
Profit for the period attributable to equity holders of the Company		**1,370,416**	940,495
Earnings per share for profit attributable to equity holders of the Company			
— Basic	9	**US16.99 cents**	US11.67 cents
— Diluted	9	**US16.98 cents**	US11.66 cents

The notes on pages 35 to 56 form an integral part of these condensed consolidated financial statements.

29

4.2 CONSOLIDATED

STATEMENT OF COMPREHENSIVE INCOME

Profit for the period attributable to equity holders of the Company

Other comprehensive income/(loss), net of tax

Item that will not be reclassified subsequently to profit or loss:

Currency translation differences

Total comprehensive income for the period attributable to

equity holders of the Company

1,370,416

3,823

1,374,239

940,495

(4,604)

935,891

Six months ended June 30,

2014

2013

US$’000

(Unaudited)

The notes on pages 35 to 56 form an integral part of these condensed consolidated financial statements.

SANDS CHINA LTD. Interim Report 2014

4.2 **CONSOLIDATED** BALANCE SHEET

	Note	**June 30, 2014** US$'000 **(Unaudited)**	December 31, 2013 (Audited)
ASSETS			
Non-current assets			
Investment properties, net		**910,193**	891,230
Property and equipment, net	11	**6,850,706**	6,722,586
Intangible assets, net		**22,023**	20,147
Deferred income tax assets		**58**	195
Other assets, net		**31,329**	32,561
Trade and other receivables and prepayments, net		**16,765**	15,392
Total non-current assets		**7,831,074**	7,682,111
Current assets			
Inventories		**13,561**	13,361
Trade and other receivables and prepayments, net	12	**680,288**	820,926
Financial assets at fair value through profit or loss		**—**	15
Restricted cash and cash equivalents		**6,255**	5,663
Cash and cash equivalents		**1,507,785**	2,943,424
Total current assets		**2,207,889**	3,783,389
Total assets		**10,038,963**	11,465,500

The notes on pages 35 to 56 form an integral part of these condensed consolidated financial statements.

31

4.2 CONSOLIDATED BALANCE SHEET

	Note	June 30, 2014	December 31, 2013
		US$'000	
		(Unaudited)	(Audited)
EQUITY			
Capital and reserves attributable to equity holders of the Company			
Share capital	13	**80,659**	80,632
Reserves		**5,161,587**	6,369,250
Total equity		**5,242,246**	6,449,882
LIABILITIES			
Non-current liabilities			
Trade and other payables	14	**69,477**	59,618
Borrowings	15	**3,186,855**	3,022,903
Total non-current liabilities		**3,256,332**	3,082,521
Current liabilities			
Trade and other payables	14	**1,531,608**	1,724,343
Current income tax liabilities		**2,697**	1,968
Borrowings	15	**6,080**	206,786
Total current liabilities		**1,540,385**	1,933,097
Total liabilities		**4,796,717**	5,015,618
Total equity and liabilities		**10,038,963**	11,465,500
Net current assets		**667,504**	1,850,292
Total assets less current liabilities		**8,498,578**	9,532,403

Approved by the Board of Directors on August 15, 2014 and signed on behalf of the Board by

Edward Matthew Tracy
Director

Toh Hup Hock
Director

The notes on pages 35 to 56 form an integral part of these condensed consolidated financial statements.

32

SANDS CHINA LTD. Interim Report 2014

4.2 CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

US$'000 (Unaudited)

	Share capital	Capital reserve	Share premium	Statutory reserve	Share-based compensation reserves	Currency translation reserve	Retained earnings	Total
For the six months ended June 30, 2013								
Balance at January 1, 2013	80,554	87,435	2,150,228	6,316	50,748	9,712	3,201,133	5,586,126
Profit for the period	—	—	—	—	—	—	940,495	940,495
Other comprehensive loss for the period, net of tax	—	—	—	—	—	(4,604)	—	(4,604)
Total comprehensive income	—	—	—	—	—	(4,604)	940,495	935,891
Transfer to statutory reserve	—	—	—	1	—	—	(1)	—
Exercise of share options	21	—	4,643	—	—	—	—	4,664
Transfer to share premium upon exercise of share options	—	—	2,702	—	(2,702)	—	—	—
Share-based compensation of the Company	—	—	—	—	5,389	—	—	5,389
Share-based compensation charged by LVS	—	—	—	—	420	—	—	420
Dividends to equity holders of the Company (Note 10)	—	—	—	—	—	—	(1,381,546)	(1,381,546)
Balance at June 30, 2013	80,575	87,435	2,157,573	6,317	53,855	5,108	2,760,081	5,150,944
For the six months ended June 30, 2014								
Balance at January 1, 2014	**80,632**	**87,435**	**2,180,495**	**6,317**	**52,731**	**7,804**	**4,034,468**	**6,449,882**
Profit for the period	—	—	—	—	—	—	**1,370,416**	**1,370,416**
Other comprehensive income for the period, net of tax	—	—	—	—	—	**3,823**	—	**3,823**
Total comprehensive income	—	—	—	—	—	**3,823**	**1,370,416**	**1,374,239**
Exercise of share options	**27**	—	**6,636**	—	—	—	—	**6,663**
Transfer to share premium upon exercise of share options	—	—	**3,866**	—	**(3,866)**	—	—	—
Share-based compensation of the Company	—	—	—	—	**11,635**	—	—	**11,635**
Share-based compensation charged by LVS	—	—	—	—	**390**	—	—	**390**
Dividends to equity holders of the Company (Note 10)	—	—	**(800,563)**	—	—	—	**(1,800,000)**	**(2,600,563)**
Balance at June 30, 2014	**80,659**	**87,435**	**1,390,434**	**6,317**	**60,890**	**11,627**	**3,604,884**	**5,242,246**

The notes on pages 35 to 56 form an integral part of these condensed consolidated financial statements.

33

4.2 **CONDENSED** CONSOLIDATED STATEMENT OF CASH FLOWS

	Six months ended June 30, 2014	2013
	US$'000	
	(Unaudited)	
Net cash generated from operating activities	**1,670,976**	1,361,271
Cash flows from investing activities		
Increase in restricted cash and cash equivalents	**(588)**	(532)
Purchases of property and equipment	**(389,530)**	(228,842)
Addition to investment properties	**(33,930)**	(12,716)
Purchases of intangible assets	**(4,529)**	(102)
Proceeds from disposal of property and equipment	**67**	113
Interest received	**10,158**	5,447
Net cash used in investing activities	**(418,352)**	(236,632)
Cash flows from financing activities		
Proceeds from exercise of share options	**6,663**	4,664
Proceeds from borrowings	**819,725**	—
Repayment of borrowings	**(819,679)**	—
Dividends paid	**(2,600,916)**	(1,381,546)
Repayments of finance lease liabilities	**(4,864)**	(25,451)
Payments for deferred financing costs	**(61,751)**	—
Interest paid	**(29,338)**	(27,786)
Net cash used in financing activities	**(2,690,160)**	(1,430,119)
Net decrease in cash and cash equivalents	**(1,437,536)**	(305,480)
Cash and cash equivalents at beginning of period	**2,943,424**	1,948,414
Effect of exchange rate on cash and cash equivalents	**1,897**	(3,891)
Cash and cash equivalents at end of period	**1,507,785**	1,639,043
Cash and cash equivalents comprised:		
Cash at bank and on hand	**581,542**	534,343
Short-term bank deposits	**926,243**	1,104,700
	1,507,785	1,639,043

The notes on pages 35 to 56 form an integral part of these condensed consolidated financial statements.

34

SANDS CHINA LTD. Interim Report 2014

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL INFORMATION Principal activities

Sands China Ltd. (the “Company”) and its subsidiaries (collectively referred to as the “Group”) are principally engaged in the operation of casino games of chance or games of other forms and the development and operation of integrated resorts and other ancillary services in the Macao Special Administrative Region of the People’s Republic of China (“Macao”). The Group’s immediate holding company is Venetian Venture Development Intermediate II (“VVDI (II)”). Las Vegas Sands Corp. (“LVS”) is the Group’s ultimate holding company.

The Company was incorporated in the Cayman Islands on July 15, 2009 as an exempted company with limited liability under the Companies Law, Cap 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands. The address of the Company’s registered office is Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands. The Company’s principal place of business in Hong Kong is Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong.

The Group owns and operates The Venetian Macao-Resort-Hotel (“The Venetian Macao”), which anchors the Cotai Strip, the Group’s master-planned development of integrated resort properties in Macao. In April 2012, September 2012 and January 2013, the Group opened the Conrad and Holiday Inn tower, the first Sheraton tower and the second Sheraton tower, respectively, of the Sands Cotai Central integrated resort, which is located across the street from The Venetian Macao and The Plaza Macao. The Group owns The Plaza Macao, which is located adjacent and connected to The Venetian Macao. The Plaza Macao is an integrated resort that includes the Four Seasons Hotel Macao, the Plaza Casino, Shoppes at Four Seasons and Paiza Mansions. The Plaza Macao will also feature an apart-hotel tower consisting of Four Seasons-serviced and -branded luxury apart-hotel units and common areas. The Group also owns and operates the Sands Macao, the first Las Vegas-style casino in Macao. The Group’s other ancillary services include ferry operations and other related operations.

The Company’s shares were listed on the Main Board of The Stock Exchange of Hong Kong Limited on November 30, 2009.

The unaudited condensed consolidated financial statements are presented in United States dollars (“US$”), unless otherwise stated. The condensed consolidated financial statements were approved and authorized for issue by the Board of Directors of the Company on August 15, 2014.

These condensed consolidated financial statements have not been audited.

Key event

In March 2014, the Group amended and restated its 2011 VML Credit Facility. Further details are given in Note 15.

2. BASIS OF PREPARATION

The condensed consolidated financial statements for the six months ended June 30, 2014 have been prepared in accordance with International Accounting Standard (“IAS”) 34 “Interim Financial Reporting” issued by the International Accounting Standards Board (“IASB”) and the applicable disclosure requirements of Appendix 16 to the Listing Rules. They should be read in conjunction with the Group’s annual financial statements for the year ended December 31, 2013, which were prepared in accordance with International Financial Reporting Standards (“IFRS”).

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

3. SIGNIFICANT ACCOUNTING POLICIES

The condensed consolidated financial statements have been prepared on the historical cost basis except for certain financial assets that are measured at fair value.

Except as described below, the accounting policies adopted and methods of computation used in the preparation of the condensed consolidated financial statements for the six months ended June 30, 2014 are consistent with those adopted and as described in the Group’s annual financial statements for the year ended December 31, 2013.

During the period, there have been a number of new interpretation and amendments to standards that have come into effect, which the Group has adopted at their respective effective dates. The adoption of these new interpretation and amendments to standards had no material impact on the results of operations and financial position of the Group.

The Group has not early adopted the new or revised standards, amendments and interpretation that have been issued, but are not yet effective for the period. The Group has already commenced the assessment of the impact of the new or revised standards, amendments and interpretation to the Group, but is not yet in a position to state whether these would have a significant impact on the results of operations and financial position of the Group.

The preparation of condensed consolidated financial statements requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates. In preparing these condensed consolidated financial statements, the significant judgments made by management in the process of applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those that were applied to the consolidated financial statements for the year ended December 31, 2013.

The Group’s activities expose it to a variety of financial risks: market risk, credit risk and liquidity risk. The condensed consolidated financial statements do not include all financial risk management information and disclosures required in the annual financial statements and should be read in conjunction with the Group’s annual financial statements for the year ended December 31, 2013. There have been no changes in any risk management policies since year-end 2013.

4. SEGMENT INFORMATION

Management has determined the operating segments based on the reports reviewed by a group of senior management to make strategic decisions. The Group considers the business from a property and service perspective.

The Group’s principal operating and developmental activities occur in Macao, which is the sole geographic area in which the Group is domiciled. The Group reviews the results of operations for each of its key operating segments, which are also the reportable segments: The Venetian Macao, Sands Cotai Central, The Plaza Macao, Sands Macao and ferry and other operations. The Group’s primary projects under development are The Parisian Macao, the St. Regis tower (the remaining phase of Sands Cotai Central) and the Four Seasons apart-hotel.

SANDS CHINA LTD. Interim Report 2014

4. SEGMENT INFORMATION (CONTINUED)

Revenue comprises turnover from sale of goods and services in the ordinary course of the Group's activities. The Venetian Macao, Sands Cotai Central, The Plaza Macao, Sands Macao, and The Parisian Macao once in operation, derive their revenue primarily from casino, hotel, mall, food and beverage, convention, retail and other sources. Ferry and other operations mainly derive their revenue from the sale of ferry tickets for transportation between Hong Kong and Macao.

The Group's segment information is as follows:

	Six months ended June 30,	
	2014	2013
	US$'000	
	(Unaudited)	
Net revenues		
The Venetian Macao	**2,208,157**	1,759,048
Sands Cotai Central	**1,598,818**	1,163,650
The Plaza Macao	**596,369**	495,830
Sands Macao	**619,913**	600,368
Ferry and other operations	**66,026**	62,090
The Parisian Macao	**—**	—
Inter-segment revenues	**(14,028)**	(10,715)
	5,075,255	4,070,271

	Six months ended June 30,	
	2014	2013
	US$'000	
	(Unaudited)	
Adjusted EBITDA (Note)		
The Venetian Macao	**872,850**	709,504
Sands Cotai Central	**513,026**	276,976
The Plaza Macao	**180,844**	115,248
Sands Macao	**172,984**	184,402
Ferry and other operations	**(2,354)**	(6,080)
The Parisian Macao	**—**	—
	1,737,350	1,280,050

Note: Adjusted EBITDA is profit before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization, net foreign exchange gains/(losses), gain/(loss) on disposal of property and equipment and investment properties, fair value losses on financial assets at fair value through profit or loss, interest, loss on modification or early retirement of debt and income tax expense. Adjusted EBITDA is used by management as the primary measure of operating performance of the Group's properties and to compare the operating performance of the Group's properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of the Group's IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. Adjusted EBITDA as presented by the Group may not be directly comparable to other similarly titled measures presented by other companies.

37

4.3 **NOTES TO THE CONDENSED** CONSOLIDATED FINANCIAL STATEMENTS

4. SEGMENT INFORMATION (CONTINUED)

	Six months ended June 30, 2014	2013
	US$'000 (Unaudited)	
Depreciation and amortization		
The Venetian Macao	**75,027**	69,519
Sands Cotai Central	**137,572**	129,469
The Plaza Macao	**20,383**	24,033
Sands Macao	**17,339**	16,178
Ferry and other operations	**6,929**	7,077
The Parisian Macao	**—**	—
	257,250	246,276

The following is a reconciliation of adjusted EBITDA to profit for the period attributable to equity holders of the Company:

	Six months ended June 30, 2014	2013
	US$'000 (Unaudited)	
Adjusted EBITDA	**1,737,350**	1,280,050
Share-based compensation granted to employees by LVS and the Company, net of amounts capitalized[(i)]	**(10,754)**	(5,427)
Corporate expense	**(29,292)**	(32,994)
Pre-opening expense	**(20,077)**	(7,394)
Depreciation and amortization	**(257,250)**	(246,276)
Net foreign exchange gains/(losses)	**1,237**	(4,697)
Loss on disposal of property and equipment and investment properties	**(1,386)**	(2,986)
Fair value losses on financial assets at fair value through profit or loss	**(15)**	(51)
Operating profit	**1,419,813**	980,225
Interest income	**9,489**	5,230
Interest expense, net of amounts capitalized	**(38,193)**	(44,011)
Loss on modification or early retirement of debt	**(17,964)**	—
Profit before income tax	**1,373,145**	941,444
Income tax expense	**(2,729)**	(949)
Profit for the period attributable to equity holders of the Company	**1,370,416**	940,495

(i) Amount includes share-based compensation of US$214,000 (six months ended June 30, 2013: US$29,000) related to pre-opening expense.

38

SANDS CHINA LTD. Interim Report 2014

4. SEGMENT INFORMATION (CONTINUED)

	Six months ended June 30, 2014	2013
	US$'000	
	(Unaudited)	
Capital expenditures		
The Venetian Macao	**44,150**	44,195
Sands Cotai Central	**156,546**	123,366
The Plaza Macao	**21,850**	5,668
Sands Macao	**14,788**	9,740
Ferry and other operations	**1,092**	205
The Parisian Macao	**189,563**	58,486
	427,989	241,660

	June 30, 2014	December 31, 2013
	US$'000	
	(Unaudited)	(Audited)
Total assets		
The Venetian Macao	**3,150,326**	4,350,700
Sands Cotai Central	**4,456,586**	4,731,217
The Plaza Macao	**1,155,903**	1,295,093
Sands Macao	**420,558**	385,450
Ferry and other operations	**259,265**	298,385
The Parisian Macao	**596,325**	404,655
	10,038,963	11,465,500

	June 30, 2014	December 31, 2013
	US$'000	
	(Unaudited)	(Audited)
Total non-current assets		
Held locally	**7,653,064**	7,497,681
Held in foreign countries	**177,952**	184,235
Deferred income tax assets	**58**	195
	7,831,074	7,682,111

39

4.3 **NOTES TO THE CONDENSED** CONSOLIDATED FINANCIAL STATEMENTS

5. NET REVENUES

	Six months ended June 30, 2014	2013
	US$'000 (Unaudited)	
Casino	**4,571,491**	3,650,660
Rooms	**164,911**	136,082
Mall		
— Income from right of use	**126,057**	100,447
— Management fees and other	**21,812**	19,173
Food and beverage	**84,061**	69,193
Convention, ferry, retail and other	**106,923**	94,716
	5,075,255	4,070,271

6. OTHER EXPENSES AND LOSSES

	Six months ended June 30, 2014	2013
	US$'000 (Unaudited)	
Utilities and operating supplies	**107,519**	108,502
Advertising and promotions	**78,875**	44,704
Contract labor and services	**59,630**	45,385
Repairs and maintenance	**30,957**	26,437
Royalty fees	**26,985**	24,003
Management fees	**26,888**	20,350
Provision for doubtful accounts	**24,491**	31,948
Operating lease payments	**14,304**	13,458
Suspension costs[(i)]	**7,545**	390
Loss on disposal of property and equipment and investment properties	**1,386**	2,986
Auditor's remuneration	**884**	996
Fair value losses on financial assets at fair value through profit or loss	**15**	51
Net foreign exchange (gains)/losses	**(1,237)**	4,697
Other support services	**63,363**	49,013
Other operating expenses	**23,704**	33,185
	465,309	406,105

(i) For the six months ended June 30, 2014, suspension costs are primarily comprised of fees to trade contractors and legal costs related to the temporary stoppage of works at The Parisian Macao.

40

SANDS CHINA LTD. Interim Report 2014

7. INTEREST EXPENSE, NET OF AMOUNTS CAPITALIZED

	Six months ended June 30, 2014 US$'000 (Unaudited)	2013
Bank borrowings	**25,220**	28,517
Amortization of deferred financing costs	**10,874**	12,132
Finance lease liabilities	**3,072**	4,057
Standby fee and other financing costs	**2,718**	1,983
	41,884	46,689
Less: interest capitalized	**(3,691)**	(2,678)
Interest expense, net of amounts capitalized	**38,193**	44,011

8. INCOME TAX EXPENSE

	Six months ended June 30, 2014 US$'000 (Unaudited)	2013
Current income tax		
Lump sum in lieu of Macao complementary tax on dividends	**2,653**	901
Other overseas taxes	**74**	141
Under/(over)provision in prior years		
Macao complementary tax	**2**	—
Other overseas taxes	**(132)**	(98)
Deferred income tax	**132**	5
Income tax expense	**2,729**	949

41

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

8. INCOME TAX EXPENSE (CONTINUED)

The Company’s subsidiaries that carry on business in Hong Kong are subject to Hong Kong profits tax rate at 16.5% for the six months ended June 30, 2014 (six months ended June 30, 2013: same). Taxation for overseas jurisdictions is charged at the appropriate prevailing rates ruling in the respective jurisdictions. The maximum rate is 12% for Macao (six months ended June 30, 2013: same) and 25% for China (six months ended June 30, 2013: same).

Pursuant to the Despatch No. 250/2004 issued by the Chief Executive of Macao on September 30, 2004, Venetian Macau Limited (“VML”) was exempt from Macao complementary tax on its gaming activities for five years effective from the tax year 2004 to the tax year 2008. On May 21, 2008, VML was granted, pursuant to the Despatch No. 167/2008 issued by the Chief Executive of Macao, an extension of the tax exemption regarding Macao complementary tax on its gaming activities for an additional five years, effective from the tax year 2009 to the tax year 2013. On October 3, 2013, VML was granted, pursuant to the Despatch No. 320/2013 issued by the Chief Executive of Macao, an extension of the tax exemption regarding Macao complementary tax on its gaming activities for an additional five years, effective from the tax year 2014 to the tax year 2018. Regarding the other subsidiaries, during the six months ended June 30, 2014, Macao complementary tax is calculated progressively at a maximum of 12% of the estimated assessable profit (six months ended June 30, 2013: same).

VML entered into a Shareholder Dividend Tax Agreement with the Macao Government. The agreement provided for an annual payment in lieu of Macao complementary tax otherwise due by VML’s shareholders on dividend distributions to them from gaming profits, effective through the end of 2013. In May 2014, VML entered into another Shareholder Dividend Tax Agreement with Macao Government for an extension of the agreement through 2018 to correspond to the Macao complementary tax exemption on its gaming activities.

9. EARNINGS PER SHARE

Basic earnings per share is calculated by dividing the profit for the period attributable to equity holders of the Company by the weighted average number of ordinary shares in issue during the period.

Diluted earnings per share is calculated by adjusting the weighted average number of ordinary shares outstanding to assume conversion of all dilutive potential ordinary shares. For the six months ended June 30, 2014, the Company has outstanding share options and restricted share units that will potentially dilute the ordinary shares.

SANDS CHINA LTD. Interim Report 2014

9. EARNINGS PER SHARE (CONTINUED)

The calculation of basic and diluted earnings per share is based on the following:

Six months ended June 30, 2014 2013 (Unaudited)

Profit attributable to equity holders of the Company (US$’000)

Weighted average number of shares for basic earnings per share

(thousand shares)

Adjustments for share options and restricted share units

(thousand shares)

Weighted average number of shares for diluted earnings per share

(thousand shares)

Earnings per share, basic

Earnings per share, basic(i)

Earnings per share, diluted

Earnings per share, diluted(i)

1,370,416

8,064,183

8,462

8,072,645

US16.99 cents

HK131.69 cents

US16.98 cents

HK131.62 cents

940,495

8,056,146

7,436

8,063,582

US11.67 cents

HK90.54 cents

US11.66 cents

HK90.46 cents

(i) The translation of US$ amounts into HK$ amounts has been made at the rate of US$1.00 to HK$7.7513 (six months ended June 30, 2013: US$1.00 to HK$7.7582). No representation is made that the HK$ amounts have been, could have been or could be converted into US$, or vice versa, at that rate, at any other rates or at all.

4.3 **NOTES TO THE CONDENSED** CONSOLIDATED FINANCIAL STATEMENTS

10. DIVIDENDS

	Six months ended June 30, 2014 US$'000 (Unaudited)	2013
2013 interim dividend of HK$0.87 (equivalent to US$0.112) per ordinary share declared on January 24, 2014 and paid	**905,118**	—
2013 special dividend of HK$0.77 (equivalent to US$0.099) per ordinary share declared on January 24, 2014 and paid	**801,082**	—
2013 final dividend of HK$0.86 (equivalent to US$0.111) per ordinary share declared on May 30, 2014 and paid	**894,363**	—
2012 interim dividend of HK$0.67 (equivalent to US$0.086) per ordinary share declared on January 25, 2013 and paid	—	696,366
2012 final dividend of HK$0.66 (equivalent to US$0.085) per ordinary share declared on May 31, 2013 and paid	—	685,180
	2,600,563	1,381,546

The Board does not recommend the payment of an interim dividend for the six months ended June 30, 2014.

11. PROPERTY AND EQUIPMENT, NET

	June 30, 2014 US$'000 (Unaudited)	December 31, 2013 (Audited)
Balance, beginning of period/year	**6,722,586**	6,656,730
Additions	**368,342**	548,004
Adjustments to project costs	**(2,114)**	1,548
Disposals	**(1,446)**	(7,620)
Transfer to investment properties	—	(9,588)
Depreciation	**(239,478)**	(463,376)
Exchange difference	**2,816**	(3,112)
Balance, end of period/year	**6,850,706**	6,722,586

44

SANDS CHINA LTD. Interim Report 2014

12. TRADE RECEIVABLES

The aging analysis of trade receivables, net of provision for doubtful accounts, is as follows:

	June 30, 2014	December 31, 2013
	US$'000	
	(Unaudited)	(Audited)
0–30 days	**522,747**	705,837
31–60 days	**34,788**	19,557
61–90 days	**14,628**	15,728
Over 90 days	**30,739**	23,274
	602,902	764,396

Trade receivables mainly consist of casino receivables. The Group extends credit to approved casino customers following background checks and investigations of creditworthiness. Credit is granted to certain Gaming Promoters on a revolving basis. All Gaming Promoter credit lines are generally subject to monthly review and regular settlement procedures to evaluate the current status of liquidity and financial health of these Gaming Promoters. Credit is granted based on the performance and financial background of the Gaming Promoter and, if applicable, the Gaming Promoter's guarantor. The receivables from Gaming Promoters can be offset against the commissions payable and front money deposits made by the Gaming Promoters. Absent special approval, the credit period granted to selected premium and mass market players is typically 7–15 days, while for Gaming Promoters, the receivable is typically repayable within one month following the granting of the credit subject to terms of the relevant credit agreement. The Group generally does not charge interest for credit granted, but requires a personal check or other acceptable forms of security.

As at June 30, 2014, included in trade receivables after provision for doubtful accounts are casino receivables of US$548.3 million (as at December 31, 2013: US$612.9 million). There is a concentration of credit risk related to net casino receivables as 50.7% (as at December 31, 2013: 44.2%) of the casino receivables as at June 30, 2014 were from the top five customers. Other than casino receivables, there is no other concentration of credit risk with respect to trade receivables as the Group has a large number of customers. The Group believes that the concentration of its credit risk in casino receivables is mitigated substantially by its credit evaluation process, credit policies, credit control and collection procedures, and also believes that no significant credit risk is inherent in the Group's trade receivables not provided for as at June 30, 2014 and December 31, 2013.

The Group maintains an allowance for doubtful casino, mall and hotel accounts and regularly evaluates the balances. The Group specifically analyzes the collectability of each account with a balance over a specified dollar amount, based upon the age of the account, the customer's financial condition, collection history and any other known information, and the Group makes an allowance for trade receivables specifically identified as doubtful. The Group also monitors regional and global economic conditions and forecasts in its evaluation of the adequacy of the recorded allowances.

45

4.3 **NOTES TO THE CONDENSED** CONSOLIDATED FINANCIAL STATEMENTS

13. SHARE CAPITAL

	Ordinary shares of US$0.01 each	US$'000
Issued and fully paid:		
At January 1, 2013 (audited)	8,055,414,259	80,554
Shares issued upon exercise of share options	2,050,747	21
At June 30, 2013 (unaudited)	8,057,465,006	80,575
At January 1, 2014 (audited)	8,063,193,845	80,632
Shares issued upon exercise of share options	2,659,500	27
At June 30, 2014 (unaudited)	**8,065,853,345**	**80,659**

14. TRADE AND OTHER PAYABLES

	Note	June 30, 2014	December 31, 2013
		US$'000	
		(Unaudited)	(Audited)
Trade payables		**32,683**	29,525
Outstanding chips and other casino liabilities		**540,978**	604,665
Other tax payables		**317,521**	419,574
Deposits		**275,234**	255,891
Construction payables and accruals		**145,456**	172,164
Accrued employee benefit expenses		**121,369**	132,340
Interest payables		**33,344**	31,797
Payables to related companies — non-trade	17(b)	**3,057**	12,201
Other payables and accruals		**131,443**	125,804
		1,601,085	1,783,961
Less: non-current portion		**(69,477)**	(59,618)
Current portion		**1,531,608**	1,724,343

46

SANDS CHINA LTD. Interim Report 2014

14. TRADE AND OTHER PAYABLES (CONTINUED)

The aging analysis of trade payables is as follows:

	June 30, 2014 US$'000 (Unaudited)	December 31, 2013 US$'000 (Audited)
0–30 days	**19,816**	18,086
31–60 days	**6,895**	8,892
61–90 days	**4,596**	1,297
Over 90 days	**1,376**	1,250
	32,683	29,525

15. BORROWINGS

	June 30, 2014 US$'000 (Unaudited)	December 31, 2013 US$'000 (Audited)
Non-current portion		
Bank loans, secured	**3,209,885**	3,008,315
Finance lease liabilities on leasehold interests in land, secured	**74,679**	78,341
Other finance lease liabilities, secured	**4,477**	5,523
	3,289,041	3,092,179
Less: deferred financing costs	**(102,186)**	(69,276)
	3,186,855	3,022,903
Current portion		
Bank loans, secured	**—**	200,554
Finance lease liabilities on leasehold interests in land, secured	**3,657**	3,845
Other finance lease liabilities, secured	**2,423**	2,387
	6,080	206,786
Total borrowings	**3,192,935**	3,229,689

47

4.3 **NOTES TO THE CONDENSED** CONSOLIDATED FINANCIAL STATEMENTS

15. BORROWINGS (CONTINUED)

The Group's borrowings are denominated in the following currencies:

	June 30, 2014 US$'000 **(Unaudited)**	December 31, 2013 (Audited)
US$	**1,347,110**	1,476,412
HK$	**1,239,413**	1,357,504
MOP	**606,412**	395,773
	3,192,935	3,229,689

The estimated fair value of the Group's bank loans as at June 30, 2014 was approximately US$3.11 billion (as at December 31, 2013: US$3.19 billion). The maturities of bank loans are as follows:

	June 30, 2014 US$'000 **(Unaudited)**	December 31, 2013 (Audited)
Repayable within 1 year	—	200,554
Repayable between 1 and 2 years	—	922,550
Repayable between 2 and 5 years	**1,003,571**	2,085,765
Repayable after 5 years	**2,206,314**	—
	3,209,885	3,208,869

The movements of bank loans are analyzed as follows:

	June 30, 2014 US$'000 **(Unaudited)**	December 31, 2013 (Audited)
Balance, beginning of period/year	**3,208,869**	3,209,839
Proceeds from borrowings	**819,725**	—
Repayments of borrowings	**(819,679)**	—
Exchange difference	**970**	(970)
Balance, end of period/year	**3,209,885**	3,208,869

48

SANDS CHINA LTD. Interim Report 2014

15. BORROWINGS (CONTINUED) 2011 VML Credit Facility

During March 2014, the Group amended its 2011 VML Credit Facility to, among other things, modify certain financial covenants, as discussed further below. In addition to the amendment, certain lenders extended the maturity of US$2.39 billion in aggregate principal amount of the 2011 VML Term Facility to March 31, 2020 (the “Extended 2011 VML Term Facility”), and, together with new lenders, provided US$2.0 billion in aggregate principal amount of revolving loan commitments (the “Extended 2011 VML Revolving Facility”). A portion of the revolving proceeds was used to pay down the US$819.7 million in aggregate principal balance of the 2011 VML Term Facility loans that were not extended. The Group recorded an US$18.0 million loss on modification or early retirement of debt during the six months ended June 30, 2014, in connection with the pay down and extension. Borrowings under the Extended 2011 VML Revolving Facility are being used to fund the development, construction and completion of Sands Cotai Central and The Parisian Macao, and for working capital requirements and general corporate purposes. As at June 30, 2014, the Group had US$1.18 billion of available borrowing capacity under the Extended 2011 VML Revolving Facility.

Commencing with the quarterly period ending June 30, 2017, and at the end of each subsequent quarter through March 31, 2018, the 2011 VML Credit Facility, as amended, requires the borrower to repay the outstanding Extended 2011 VML Term Facility on a pro rata basis in an amount equal to 2.5% of the aggregate principal amount outstanding as at March 31, 2014 (the “Restatement Date”). Commencing with the quarterly period ending on June 30, 2018, and at the end of each subsequent quarter through March 31, 2019, the borrower is required to repay the outstanding Extended 2011 VML Term Facility on a pro rata basis in an amount equal to 5.0% of the aggregate principal amount outstanding as at the Restatement Date. For the quarterly periods ending on June 30 and December 31, 2019, the borrower is required to repay the outstanding Extended 2011 VML Term Facility on a pro rata basis in an amount equal to 12.0% of the aggregate principal amount outstanding as at the Restatement Date. The remaining balance on the Extended 2011 VML Term Facility is due on the maturity date. The Extended 2011 VML Revolving Facility has no interim amortization payments and matures on March 31, 2020.

Borrowings for all loans bear interest, as amended, at the Group’s option, at either the adjusted Eurodollar rate or Hong Kong Interbank Offered Rate (“HIBOR”) rate plus a credit spread or an alternative base rate plus a credit spread, which credit spread in each case is determined based on the maximum leverage ratio as set forth in the credit facility agreement, as amended. The credit spread for the Extended 2011 VML Term and Revolving Facilities ranges from 0.25% to 1.125% per annum for loans accruing interest at the base rate and from 1.25% to 2.125% per annum for loans accruing interest at an adjusted Eurodollar or HIBOR rate. On the Restatement Date, the credit spread for the Extended 2011 VML Term and Revolving Facilities was 0.375% per annum for loans accruing interest at the base rate and 1.375% per annum for loans accruing interest at the adjusted Eurodollar or HIBOR rate.

Among other amendments, the consolidated capital expenditures covenant was removed and the maximum ratio of total indebtedness to Adjusted EBITDA (as defined in the amended credit facility agreement) was modified. The maximum leverage ratio, as amended, is 4.5:1.0 for the quarterly periods ending June 30, 2014 through September 30, 2015, decreases to 4.0:1.0 for the quarterly periods ending December 31, 2015 through March 31, 2017, then decreases to, and remains at, 3.5:1.0 for all quarterly periods thereafter through maturity.

4.3 NOTES TO THE CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

15. BORROWINGS (CONTINUED)

The movements of finance lease liabilities on leasehold interests in land are analyzed as follows:

June 30,

December 31,

2014

2013

US$’000

Balance, beginning of period/year

Repayments

Balance, end of period/year

(Unaudited)

82,186

(3,850)

78,336

(Audited)

129,258

(47,072)

82,186

16. COMMITMENTS AND CONTINGENCIES (a) Capital commitments

Property and equipment commitments not provided for are as follows:

June 30,

December 31,

2014

2013

US$’000

Contracted but not provided for Authorized but not contracted for

(Unaudited)

1,836,464

1,693,261

3,529,725

(Audited)

1,227,377

2,031,275

3,258,652

(b) Operating lease commitments

(i) The Group as the lessee

The Group had future aggregate minimum lease payments under non-cancelable operating leases for property and equipment as follows:

June 30, December 31,

2014 2013

US$’000

No later than 1 year

Later than 1 year and no later than 5 years

(Unaudited)

4,109

846

4,955

(Audited)

5,205

2,178

7,383

SANDS CHINA LTD. Interim Report 2014

16. COMMITMENTS AND CONTINGENCIES (CONTINUED) (b) Operating lease commitments (continued)

(ii) The Group as the lessor/grantor of the right of use

The future aggregate minimum lease/base fee receivables under non-cancelable agreements are as follows:

No later than 1 year

Later than 1 year and no later than 5 years Later than 5 years

June 30,

December 31,

2014

2013

US$’000

(Unaudited)

251,085 673,752 304,532

1,229,369

(Audited)

211,985 570,900 330,818

1,113,703

(c) Litigation

The Group has contingent liabilities arising in the ordinary course of business. Management has made estimates for potential litigation costs based upon consultation with legal counsel. Actual results could differ from these estimates; however, in the opinion of management, such litigation and claims will not have a material adverse effect on the Group’s financial condition, results of operations or cash flows.

(d) Cotai Strip development projects

Under the land concession for The Parisian Macao, the Group is required to complete the development by April 2016. The land concession for Sands Cotai Central contains a similar requirement, which was extended by the Macao Government in April 2014, that the development be completed by December 2016. Should the Group determine that it is unable to complete The Parisian Macao or Sands Cotai Central by their respective deadlines, the Group would expect to apply for another extension from the Macao Government. If the Group is unable to meet the current deadlines and the deadlines for either development are not extended, the Group could lose its land concessions for The Parisian Macao or Sands Cotai Central, which would prohibit the Group from operating any facilities developed under the respective land concessions. As a result, the Group could record a charge for all or some portion of the US$595.9 million or US$4.37 billion in capitalized construction costs including land, as at June 30, 2014, related to The Parisian Macao and Sands Cotai Central, respectively.

4.3 **NOTES TO THE CONDENSED**
CONSOLIDATED FINANCIAL STATEMENTS

17. RELATED PARTY TRANSACTIONS

For the purposes of the condensed consolidated financial statements, parties are considered to be related to the Group if the party has the ability, directly or indirectly, to exercise significant influence over the Group in making financial and operating decisions, or vice versa. Related parties may be individuals (being members of key management personnel, significant Shareholders and/or their close family members) or other entities, and include entities which are under the significant influence of related parties of the Group where those parties are individuals. Related companies represent the group companies of the LVS group.

Save as disclosed elsewhere in the condensed consolidated financial statements, the Group had the following significant transactions during the period:

(a) Transactions during the period

(i) Management fee income

	Six months ended June 30,	
	2014	2013
	US$'000	
	(Unaudited)	
LVS	**471**	585
Intermediate holding companies	**238**	131
Fellow subsidiary	**1,088**	961
	1,797	1,677

Management services are provided by the Group to LVS group companies. These services include, but are not limited to, accounting services, information technology support, sourcing of goods and services, and design, development and construction consultancy services. Management fees are charged at actual cost incurred or on a cost-plus basis, allowing a margin of 5%.

(ii) Management fee expense

	Six months ended June 30,	
	2014	2013
	US$'000	
	(Unaudited)	
LVS	**9,458**	8,127
Intermediate holding company	**12**	10
Fellow subsidiaries	**7,725**	8,340
	17,195	16,477

Management services are provided by LVS group companies. These services include, but are not limited to, human resources support, accounting services, sourcing of goods and services, sourcing of tenants for the malls, other various types of marketing and promotion activities for the Group, and design, development and construction consultancy services. Management fees are charged at actual cost incurred or on a cost-plus basis, allowing a margin of 5%.

52

SANDS CHINA LTD. Interim Report 2014

17. RELATED PARTY TRANSACTIONS (CONTINUED)

(a) Transactions during the period (continued)

(iii) Key management personnel remuneration

No transactions have been entered into with the directors of the Company (being the key management personnel) during the six months ended June 30, 2014 other than the emoluments paid or payable to them totaling US$4.1 million (six months ended June 30, 2013: US$2.9 million).

In addition, two directors of the Company received emoluments (inclusive of share-based compensation) from LVS of US$0.4 million (six months ended June 30, 2013: US$0.2 million) for their services to the Group for the six months ended June 30, 2014.

(iv) Royalty fees

There has been no change in the terms of the royalty agreement that was entered into with Las Vegas Sands, LLC in November 2009 since the last annual report. During the six months ended June 30, 2014, the Group incurred US$24.4 million (six months ended June 30, 2013: US$22.0 million) of royalty fees under this agreement.

(v) Share-based compensation

The Group participates in the share-based compensation plan of LVS (Notes 18(c) and (d)).

(b) Period-end balances between the Group and related companies

	Note	**June 30, 2014**	December 31, 2013
		US$'000	
		(Unaudited)	(Audited)
Receivables from related companies:			
Intermediate holding companies		**42**	64
Fellow subsidiary		**—**	2,986
		42	3,050
Payables to related companies:			
LVS		**1,875**	4,731
Intermediate holding company		**—**	344
Fellow subsidiaries		**1,182**	7,126
	14	**3,057**	12,201

The receivables and payables are unsecured, interest-free and have no fixed terms of repayment.

53

4.3 **NOTES TO THE CONDENSED** CONSOLIDATED FINANCIAL STATEMENTS

18. SHARE-BASED COMPENSATION

Total amounts of share-based compensation and the amounts capitalized are as follows:

	Six months ended June 30,	
	2014	2013
	US$'000	
	(Unaudited)	
Share-based compensation costs:		
Charged by LVS	**390**	420
Incurred under the Equity Award Plan of the Company	**11,635**	5,389
Less: amount capitalized as part of property and equipment	**(1,271)**	(382)
Share-based compensation expensed in the consolidated income statement	**10,754**	5,427

(a) Share options of the Company

Movements in the number of share options outstanding and their related weighted average exercise prices attributable to the employees of the Group as grantees of the Equity Award Plan operated by the Company are as follows:

	Six months ended June 30, 2014	
	Number of options '000	**Weighted average exercise price US$**
	(Unaudited)	
Outstanding at January 1	**17,607**	**3.49**
Granted	**—**	**—**
Exercised	**(113)**	**2.07**
Forfeited	**(245)**	**7.02**
Outstanding at February 14	**17,249**	**3.45**
Outstanding at February 15[(i)]	**17,249**	**3.35**
Granted	**10,189**	**7.59**
Exercised	**(2,547)**	**2.51**
Forfeited	**(331)**	**5.30**
Outstanding at June 30	**24,560**	**5.17**
Exercisable at June 30	**4,628**	**2.42**

54

SANDS CHINA LTD. Interim Report 2014

18. SHARE-BASED COMPENSATION (CONTINUED) (a) Share options of the Company (continued)

Six months ended June 30, 2013

(Unaudited)

Outstanding at January 1

Granted

Vested

Forfeited

Outstanding at June 30

Exercisable at June 30

Number of

options

’000

23,324

2,729

(2,051)

(1,196)

22,806

4,688

Weighted

average

exercise price

US$

2.66

5.01

2.26

2.65

2.98

2.14

(i) As a result of the special dividend declared on January 24, 2014, the exercise prices of the outstanding share options granted under the Equity Award Plan as at February 14, 2014 have been reduced by HK$0.77 (equivalent to US$0.099) per share option. For details, please refer to the Company’s announcement dated January 24, 2014.

(b) Restricted share units of the Company

Movements in the number of restricted share units outstanding and the respective weighted average grant date fair value attributable to the employees of the Group as grantees of the restricted share units granted by the Company are as follows:

Six months ended June 30,

2014

2013

Outstanding at January 1

Granted

Vested

Forfeited

Outstanding at June 30

Number of

restricted

share units(i)

’000

2,608

189

—

—

2,797

Weighted

average grant

date fair

value(ii)

US$

6.64

7.37

—

—

6.69

Number of

restricted

share units(i)

’000

—

1,000

—

—

1,000

Weighted

average grant

date fair

value(ii)

US$

—

5.26

—

(unaudited)

—

5.26

(i)

Number of restricted share units outstanding represents the number of ordinary shares of the Company given to the employees upon vesting.

(ii)

Grant date fair value represents the fair value of the ordinary shares of the Company.

4.3 **NOTES TO THE CONDENSED** CONSOLIDATED FINANCIAL STATEMENTS

18. SHARE-BASED COMPENSATION (CONTINUED)

(c) Share options of LVS

Movements in the number of share options outstanding and their related weighted average exercise prices attributable to the employees of the Group as grantees of the 2004 Plan operated by LVS are as follows:

	Six months ended June 30,			
	2014		2013	
	Number of options '000	**Weighted average exercise price US$**	Number of options '000	Weighted average exercise price US$
	(Unaudited)			
Outstanding at January 1	**671**	**65.23**	873	60.35
Granted	**—**	**—**	—	—
Transfer-in[(i)]	**—**	**—**	40	56.24
Exercised	**(157)**	**48.86**	(66)	32.00
Forfeited	**—**	**—**	(7)	2.28
Expired	**(10)**	**85.55**	(62)	71.71
Outstanding at June 30	**504**	**69.92**	778	62.20
Exercisable at June 30	**504**	**69.92**	754	63.01

(i) Transfer-in represents movement of options owned by grantees who transferred from other subsidiaries of LVS to the Group.

(d) Restricted shares and units of LVS

Movements in the number of restricted shares and units outstanding and the respective weighted average grant date fair value attributable to the employees of the Group as grantees of the restricted shares and units granted by LVS are as follows:

	Six months ended June 30,			
	2014		2013	
	Number of restricted shares and units[(i)] '000	**Weighted average grant date fair value[(ii)] US$**	Number of restricted shares and units[(i)] '000	Weighted average grant date fair value[(ii)] US$
	(Unaudited)			
Outstanding at January 1	**15**	**53.91**	6	46.72
Granted	**1**	**76.18**	1	57.35
Vested	**(1)**	**57.35**	(2)	45.69
Outstanding at June 30	**15**	**55.07**	5	49.65

(i) Number of restricted shares and units outstanding represents the number of ordinary shares of LVS given to the employees upon vesting.

(ii) Grant date fair value represents the fair value of the ordinary shares of LVS.

56

SANDS CHINA LTD. Interim Report 2014

5. CORPORATE

INFORMATION

(as at the Latest Practicable Date)

DIRECTORS

Executive Directors

Mr. Edward Matthew Tracy

(President and Chief Executive Officer)

Mr. Toh Hup Hock

(Executive Vice President and Chief Financial Officer)

Non-Executive Directors

Mr. Sheldon Gary Adelson (Chairman of the Board)

Mr. Michael Alan Leven

(Mr. David Alec Andrew Fleming as his alternate)

Mr. Charles Daniel Forman

Mr. Robert Glen Goldstein

Independent Non-Executive Directors

Mr. Iain Ferguson Bruce

Ms. Chiang Yun

Mr. David Muir Turnbull

Mr. Victor Patrick Hoog Antink

Mr. Steven Zygmunt Strasser

REGISTERED OFFICE IN CAYMAN ISLANDS

Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town, Grand Cayman KY1-9005

Cayman Islands

PRINCIPAL PLACE OF BUSINESS AND

HEAD OFFICE IN MACAO

The Venetian Macao-Resort-Hotel

Executive Offices, L2

Estrada da Baia de N. Senhora da Esperanca, s/n

Taipa, Macao

PRINCIPAL PLACE OF BUSINESS IN

HONG KONG

Level 54, Hopewell Centre

183 Queen’s Road East

Hong Kong

COMPANY’S WEBSITE

www.sandschinaltd.com

COMPANY SECRETARY

Mr. David Alec Andrew Fleming

BOARD COMMITTEES

Audit Committee

Mr. Victor Patrick Hoog Antink (Chairman)

Mr. Iain Ferguson Bruce

Ms. Chiang Yun

Mr. Steven Zygmunt Strasser

Remuneration Committee

Mr. David Muir Turnbull (Chairman) Mr. Iain Ferguson Bruce Mr. Victor Patrick Hoog Antink Mr. Steven Zygmunt Strasser

Nomination Committee

Mr. Sheldon Gary Adelson (Chairman) Mr. Iain Ferguson Bruce Mr. David Muir Turnbull

Sands China Capital Expenditure Committee

Mr. Michael Alan Leven (Chairman) Mr. Edward Matthew Tracy Mr. Victor Patrick Hoog Antink

AUTHORIZED REPRESENTATIVES

Mr. Toh Hup Hock

Mr. David Alec Andrew Fleming The Venetian Macao-Resort-Hotel Executive Offices, L2

Estrada da Baia de N. Senhora da Esperanca, s/n Taipa, Macao

CAYMAN ISLANDS PRINCIPAL SHARE REGISTRAR AND TRANSFER OFFICE

Intertrust Corporate Services (Cayman) Limited 190 Elgin Avenue George Town, Grand Cayman KY1-9005 Cayman Islands

HONG KONG SHARE REGISTRAR

Computershare Hong Kong Investor Services Limited Shops 1712–1716, 17th Floor Hopewell Centre 183 Queen’s Road East Wanchai Hong Kong

PRINCIPAL BANKERS

Banco Nacional Ultramarino S.A. Avenida Almeida Ribeiro, 22 Macao

Bank of China Limited, Macao Branch Bank of China Building Avenida Doutor Mario Soares Macao

STOCK CODE

1928

6. CONTACT US

INTERIM REPORT

This 2014 Interim Report is printed in English and Chinese languages and is available on our website at www.sandschinaltd.com and was posted to Shareholders.

Those Shareholders who received our 2014 Interim Report electronically and would like to receive a printed copy or vice versa may at any time change their means of receipt of the Company’s corporate communications free of charge by reasonable notice in writing to the Company c/o the Hong Kong Share Registrar by post at Computershare Hong Kong Investor Services Limited, 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong or by email to sandschina.ecom@computershare.com.hk.

Those Shareholders who have chosen to receive this 2014 Interim Report by electronic means and who, for any reason, have difficulty in receiving or gaining access to this 2014 Interim Report, may also request to be sent a copy of this 2014 Interim Report in printed form free of charge by submitting a written request to the Company c/o the Hong Kong Share Registrar by post or by email.

HONG KONG SHARE REGISTRAR

Computershare Hong Kong Investor Services Limited

Address: Telephone: Facsimile: Email:

Shops 1712–1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong +852 2862 8628 +852 2865 0990 hkinfo@computershare.com.hk

CONTACT US

Address: Telephone: Facsimile: Email:

Level 54, Hopewell Centre, 183 Queen’s Road East, Hong Kong +853 8118 2888 +853 2888 3382 scl-enquiries@sands.com.mo

SANDS CHINA LTD. Interim Report 2014

7. GLOSSARY

“adjusted EBITDA”

adjusted EBITDA is profit before share-based compensation, corporate expense, pre-opening expense, depreciation and amortization, net foreign exchange gains or losses, gain or loss on disposal of property and equipment and investment properties, fair value gains or losses on financial assets at fair value through profit or loss, interest, loss on modification or early retirement of debt and income tax expense. With respect to adjusted EBITDA for each of our properties, we make allocations of the shared support expenses based on revenue attributable to each property. Adjusted EBITDA is used by management as the primary measure of operating performance of our Group’s properties and to compare the operating performance of our Group’s properties with that of its competitors. However, adjusted EBITDA should not be considered in isolation; construed as an alternative to profit or operating profit; as an indicator of our IFRS operating performance, other combined operations or cash flow data; or as an alternative to cash flow as a measure of liquidity. Adjusted EBITDA presented in the report may not be comparable to other similarly titled measures of other companies. In addition, our adjusted EBITDA presented in the report may differ from adjusted EBITDA presented by LVS for its Macao segment in its filings with the U.S. Securities and Exchange Commission

“ADR”

the average daily rate per occupied room in a given time period, calculated as room revenue divided by the number of rooms sold

“Board”

the board of directors of the Company

“cage”

a secure room within a casino with a facility that allows patrons to exchange cash for chips required to participate in gaming activities, or to exchange chips for cash

“CAGR”

compound annual growth rate

“casino(s)”

a gaming facility that provides casino games consisting of table games operated in VIP areas or mass market areas, electronic games, slot machines and other casino games

“Chief Executive”

a person who either alone or together with one or more other persons is or will be responsible under the immediate authority of the board of directors for the conduct of the business of the Company

“China” or the “PRC”

the People’s Republic of China excluding, for the purpose of this report only, Hong Kong, Macao and Taiwan, unless the context otherwise requires

“chip(s)”

tokens issued by a casino to players in exchange for cash or credit, which may be used to place bets on gaming tables, in lieu of cash

“Company,” “our,” “we,” “us,” or “Sands China”

Sands China Ltd., a company incorporated in the Cayman Islands on July 15, 2009 as an exempted company with limited liability and, except where the context otherwise requires, all of its subsidiaries, or where the context refers to the time before it became the holding company of its present subsidiaries, its present subsidiaries. When used in the context of gaming operations or the Subconcession, “we,” “us,” or “our” refers exclusively to VML

7. GLOSSARY

“Concessionaire(s)”

the holder(s) of a concession for the operation of casino games in the MSAR. As at the Latest Practicable Date, the Concessionaires were Galaxy, SJM and Wynn Macau

“Controlling Shareholder(s)”

has the meaning ascribed to it under the Listing Rules and, with respect to our Company, the controlling Shareholders as referred to in “Relationship with Our Controlling Shareholders” of our Prospectus

“Cotai”

the name given to the land reclamation area in the MSAR between the islands of Coloane and Taipa

“Cotai Strip”

integrated resort projects on Cotai being developed by us and inspired by the Las Vegas Strip in Las Vegas, Nevada, U.S.A. LVS has registered the Cotai Strip trademark in Hong Kong and Macao

“Cotai Strip Resorts Macao”

the name given to our integrated resorts on Cotai

“DICJ”

Gaming Inspection and Coordination Bureau (“Direcção de Inspecção e Coordenação de Jogos”) under the Secretary for Economy and Finance of the MSAR

“Director(s)”

member(s) of the board of directors of the Company

“DSEC”

the Statistics and Census Service of the MSAR

“Deloitte”

Deloitte Touche Tohmatsu

“EBITDA”

earnings before interest, taxes, depreciation and amortization

“Equity Award Plan”

the Equity Award Plan conditionally adopted by our Company on November 8, 2009

“Exchange Rate”

save as otherwise stated, amounts denominated in U.S. dollars, MOP and Hong Kong dollars have been converted, for the purposes of illustration only, in this report at:

US$1.00: HK$7.7513 US$1.00: MOP7.9839 HK$1.00: MOP1.03

“Four Seasons Hotel”

refers to the Four Seasons Hotel Macao, Cotai Strip®, which is managed and operated by FS Macau Lda., an affiliate of Four Seasons Hotels Limited

“Galaxy”

Galaxy Casino S.A. (also known as Galaxy Casino Company Limited), a company incorporated in Macao on November 30, 2001 and one of the three Concessionaires

“gaming area(s)”

a gaming facility that provides casino games consisting of table games operated in VIP areas or mass market areas, electronic games, slot machines and other casino games but has not been designated as a casino by the Macao Government

SANDS CHINA LTD. Interim Report 2014

“Gaming Promoter(s)”

individuals or corporations licensed by and registered with the Macao Government to promote games of fortune and chance to patrons, through the arrangement of certain services, including extension of credit (regulated by Law No. 5/2004), transportation, accommodation, dining and entertainment, whose activity is regulated by Administrative Regulation No. 6/2002

“GDP”

gross domestic product

“Global Offering”

the offer of Shares in the Company by subscription for cash at HK$10.38 on November 30, 2009 on and subject to the terms outlined in the Prospectus

“Group”

our Company and its subsidiaries and, in respect of the period before our Company became the holding company of such subsidiaries, the entities that carried on the business of the present Group at the relevant time

“HIBOR”

the Hong Kong Interbank Offered Rate

“HK$” or “HK dollars”

Hong Kong dollars, the lawful currency of Hong Kong

“Hong Kong”

the Hong Kong Special Administrative Region of the PRC

“IFRS”

International Financial Reporting Standards

“integrated resort(s)”

a resort which provides customers with a combination of hotel accommodations, casinos or gaming areas, retail and dining facilities, MICE space, entertainment venues and spas

“Latest Practicable Date”

August 22, 2014

“LIBOR”

London Interbank Offered Rate

“Listing”

the listing of the Shares on the Main Board on November 30, 2009

“Listing Date”

November 30, 2009, the date on which dealings in the Shares first commenced on the Main Board

“Listing Rules”

the Rules Governing the Listing of Securities on the Stock Exchange (as amended from time to time)

“LVS”

Las Vegas Sands Corp., a company incorporated in Nevada, U.S.A. in August 2004 and the common stock of which is listed on the New York Stock Exchange

“LVS Group”

LVS and its subsidiaries (excluding our Group)

“Macao” or “MSAR”

the Macao Special Administrative Region of the PRC

“Macao Government”

the local government of the MSAR, established on December 20, 1999 and the local administration before this date

7. GLOSSARY

“Main Board”

the stock exchange (excluding the option market) operated by the Stock Exchange which is independent of and operated in parallel with the Growth Enterprise Market of the Stock Exchange

“mass market player(s)”

“Melco Crown”

“MGM Grand Paradise”

“MICE”

“MOP” or “pataca(s)”

“Parcel 1”

“Parcel 2”

“Parcel 3”

“Parcels 5 and 6”

“premium player(s)”

“Prospectus”

“Reporting Period”

“RMB” or “Renminbi”

“Rolling Chip play”

“Rolling Chip volume”

Non-Rolling Chip players

Melco Crown Jogos (Macau), S.A., a private company limited by shares (“sociedade anónima”)

incorporated on May 10, 2006 under the laws of Macao and one of the three Subconcessionaires

MGM Grand Paradise, S.A. (also known as MGM Grand Paradise Limited), a private company limited by shares (“sociedade anónima”) incorporated on June 17, 2004 under the laws of Macao and one of the three Subconcessionaires

Meetings, Incentives, Conventions and Exhibitions, an acronym commonly used to refer to tourism involving large groups brought together for an event or corporate meeting

Macao pataca, the lawful currency of Macao

a land parcel in Cotai totaling 291,479 square meters described under Registration No. 23225 by the Macau Property Registry, on which The Venetian Macao has been constructed a land parcel in Cotai totaling 53,700 square meters described under Registration No. 23223 by the Macau Property Registry, on which The Plaza Macao has been constructed a land parcel in Cotai totaling 60,479 square meters described under Registration No. 23224 by the Macau Property Registry, on which The Parisian Macao is being developed land parcels in Cotai totaling 150,134 square meters, including 44,576 square meters designated as a tropical garden, described under Registration No. 23288 by the Macau Property Registry, on

which Sands Cotai Central has been constructed

Rolling Chip players who have a direct relationship with gaming operators and typically participate in gaming activities in casinos or gaming areas without the use of Gaming Promoters our Listing prospectus dated November 16, 2009, which is available from our website at

www.sandschinaltd.com

January 1, 2014 to June 30, 2014

Renminbi, the lawful currency of China

play by VIP and premium players (excludes Paiza cash players) using non-negotiable chips casino revenue measurement, measured as the sum of all non-negotiable chips wagered and lost by VIP and premium players (excludes Paiza cash players)

SANDS CHINA LTD. Interim Report 2014

“Sands Cotai Central”

“Sands Macao”

“SFO”

“Share(s)”

“Shareholder(s)”

“SJM”

“Stock Exchange”

“Subconcession” or

“Subconcession

Contract”

“Subconcessionaire(s)”

“table games”

“The Parisian Macao”

“The Plaza Macao”

Our integrated resort development on Parcels 5 and 6. On April 11, 2012, the first hotel tower of parcel 5 opened and features 636 rooms and suites under the Conrad hotel brand and 1,224 rooms under the Holiday Inn hotel brand. The Group also opened significant gaming, MICE,

retail space and other integrated resort amenities, all of which are operated by the Group. On

September 20, 2012, the first hotel tower on parcel 6 opened and features 1,796 Sheraton-

branded hotel rooms and suites, along with additional gaming area, retail, entertainment, dining and MICE facilities, which are operated by the Group. On January 28, 2013, the second hotel tower on parcel 6 opened and features 2,067 additional Sheraton-branded hotel rooms and suites. The Group has begun construction on the remaining phase of the integrated resort, which will include a fourth hotel and mixed-use tower, located on parcel 5, under the St. Regis brand.

the Sands Macao, which includes gaming areas, a hotel tower, restaurants and a theater the Securities and Futures Ordinance of Hong Kong (Chapter 571 of the Laws of Hong Kong) as

amended, supplemented or otherwise modified from time to time ordinary shares in our Company with a nominal value of US$0.01 each holder(s) of Shares

Sociedade de Jogos de Macau, S.A., a private company limited by shares (“sociedade anónima”), incorporated on November 28, 2001 under the laws of Macao and one of the three

Concessionaires

The Stock Exchange of Hong Kong Limited

the tripartite Subconcession Contract for the operation of casino games dated December 26,

2002 among Galaxy, the Macao Government and VML

the holder(s) of a subconcession for the operation of casino games in the MSAR. As at the Latest

Practicable Date, the Subconcessionaires were VML (one of our subsidiaries), Melco Crown and

MGM Grand Paradise

typical casino games, including card games such as baccarat, blackjack and hi-lo (also known as

“sic bo”) as well as craps and roulette

an integrated resort being developed on Parcel 3, which is intended to include a gaming area,

hotel, a shopping mall and other integrated resort amenities an integrated resort which includes (i) the Four Seasons Hotel; (ii) the Plaza Casino gaming area operated by VML; (iii) the Paiza Mansions, Shoppes at Four Seasons, restaurants and a spa,

each of which are operated by us; and (iv) a luxury apart-hotel tower, which is anticipated to be branded and serviced by Four Seasons; except where the context indicates otherwise

7. GLOSSARY

“The Venetian Macao”

“TTFT”

“United States,”

“U.S.” or “U.S.A.”

“US$” or “U.S. dollars”

“VIP player(s)”

“VIP room(s)”

“visit(s)” or “visitation(s)”

“VML”

“VOL”

“VVDIL”

“VVDI (II)”

“Wynn Macau”

The Venetian® Macao-Resort-Hotel, an integrated resort that includes casino and gaming areas,

a hotel, MICE space, Shoppes at Venetian, over 50 different restaurants and food outlets, a

15,000-seat arena and other entertainment venues

the Taipa Temporary Ferry Terminal, a ferry terminal in Taipa, Macao, which was developed and is owned by the Macao Government. The terminal opened in October 2007 and is an interim facility. It is expected to be replaced by a permanent ferry terminal in Taipa, which is currently under construction by the Macao Government

the United States of America, including its territories and possessions and all areas subject to its jurisdiction

United States dollars, the lawful currency of the United States

Rolling Chip players who play almost exclusively in dedicated VIP rooms or designated casino or gaming areas and are sourced from Gaming Promoters

rooms or designated areas within a casino or gaming area where VIP players and premium players gamble

with respect to visitation of our properties, the number of times a property is entered during a fixed time period. Estimates of the number of visits to our properties is based on information collected from digital cameras placed above every entrance in our properties which use video signal image processor detection and include repeat visitors to our properties on a given day our subsidiary, Venetian Macau, S.A. (also known as Venetian Macau Limited), a private company limited by shares (“sociedade anónima”) incorporated on June 21, 2002 under the laws of

Macao, one of the three Subconcessionaires and the holder of the Subconcession

Venetian Orient Limited, a wholly owned subsidiary of the Company and owner and developer of

Sands Cotai Central

our subsidiary, Venetian Venture Development Intermediate Limited, a company incorporated in the Cayman Islands on June 21, 2002 as an exempted company with limited liability

Venetian Venture Development Intermediate II, a company incorporated in the Cayman Islands on January 23, 2003 as an exempted company with limited liability and an indirect, wholly owned subsidiary of LVS and our immediate Controlling Shareholder

Wynn Resorts (Macau) S.A., a private company limited by shares (“sociedade anónima”)

incorporated on October 17, 2001 under the laws of Macao and one of the three Concessionaires

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